THE DATE OF THIS FREE WRITING PROSPECTUS IS FEBRUARY 8, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates.   Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.   You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.   Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

LB-UBS COMMERCIAL MORTGAGE
TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-C1

Classes A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, X-W, A-M, A-J, B, C, D, E and F $3,457,895,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

UBS GLOBAL ASSET MANAGEMENT

LEHMAN BROTHERS

Co-Lead Manager

Co-Lead Manager

WACHOVIA SECURITIES

Co-Manager

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTIALLY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF LEHMAN BROTHERS INC., UBS GLOBAL ASSET MANAGEMENT (US) INC., WACHOVIA CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

EACH OF THE UNDERWRITERS HAS CONFIRMED THAT IT IS AWARE THAT NO GERMAN SALES PROSPECTUS (VERKAUFSPROSPEKT) HAS BEEN OR WILL BE PUBLISHED IN RESPECT OF THE OFFERING OF THE LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1, COMMERCIAL MORTGAGE PASS- THROUGH CERTIFICATES, SERIES 2007-C1 (THE “CERTIFICATES”) AND EACH OF THE UNDERWRITERS HAS REPRESENTED AND AGREED THAT IT WILL COMPLY WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT (WERTPAPIER - VERKAUFSPROSPEKTGESETZ) OR ANY OTHER LAWS APPLICABLE IN GERMANY GOVERNING THE ISSUE, OFFERING AND SALE OF THE CERTIFICATES. IN PARTICULAR, EACH UNDERWRITER HAS UNDERTAKEN NOT TO ENGAGE IN A PUBLIC OFFERING (OFFENTLICHES ANGEBOT) IN GERMANY WITH RESPECT TO ANY OF THE CERTIFICATES OTHERWISE THAN IN ACCORDANCE WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT AND ANY OTHER ACT REPLACING OR SUPPLEMENTING IT AND ALL OTHER APPLICABLE LAWS AND REGULATIONS. NO CERTIFICATES PURCHASED BY ANY PERSON THAT WISHES TO OFFER THEM FOR SALE OR RESALE MAY BE OFFERED IN ANY JURISDICTION IN CIRCUMSTANCES WHICH WOULD RESULT IN THE DEPOSITOR BEING OBLIGATED TO REGISTER ANY FURTHER PROSPECTUS OR CORRESPONDING DOCUMENT RELATING TO THE CERTIFICATES IN SUCH JURISDICTION.

Table of Contents

I.

Transaction Highlights

II.

Structural Highlights

III.

Collateral Pool Highlights

IV.

Investment Grade and Significant Mortgage Loans

V.

Investor Reporting

VI.

Timeline

Transaction Highlights

Transaction Highlights

Transaction Highlights

THIS FREE WRITING PROSPECTUS CONTAINS SELECTED SUMMARY INFORMATION REGARDING THE OFFERED CERTIFICATES IDENTIFIED BELOW AND RELATED MATTERS. THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. THE DEPOSITOR AS IDENTIFIED BELOW HAS FILED A REGISTRATION STATEMENT, INCLUDING A PROSPECTUS DATED FEBRUARY 6, 2007 (THE “BASE PROSPECTUS”), WITH THE SEC (SEC FILE NO. 333-129844) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. IN ADDITION, THE DEPOSITOR WILL PREPARE ANOTHER MORE DETAILED FREE WRITING PROSPECTUS TO BE DATED APPROXIMATELY FEBRUARY 8, 2007 (THE “OFFERING PROSPECTUS”) THAT RELATES TO THE OFFERED CERTIFICATES, REFERS TO ITSELF THEREIN AS THE OFFERING PROSPECTUS AND IS ACCOMPANIED BY THE BASE PROSPECTUS. YOU SHOULD READ CAREFULLY THE OFFERING PROSPECTUS AND THE BASE PROSPECTUS IN FULL. CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS BUT NOT OTHERWISE DEFINED HEREIN WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THOSE TERMS IN THE GLOSSARY TO THE OFFERING PROSPECTUS. A COPY OF THE OFFERING PROSPECTUS CAN BE OBTAINED BY CONTACTING JUSTIN DRISCOLL AT 212-526-1793.

Issuing Entity:

LB-UBS Commercial Mortgage Trust 2007-C1 (the “Trust”).

Offered Certificates:

The Offered Certificates will consist of the Class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, X-W, A-M, A-J, B, C, D, E and F Certificates.  The Offered Certificates are the only securities offered by the Offering Prospectus and these materials.  The Offered Certificates will have an initial total principal balance of approximately $3,457,895,000.

1

Series and Class Designation:

Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the “Certificates”), to be issued in multiple classes (each, a “Class”). The Certificates will include (a) the Class A-1, A-2, A-3, A-AB, A- 4, A-1A, X-CP, X-W, X-CL, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II and R- III Certificates (collectively, the “Pool-Based Certificates”); and (b) the Class BMP Certificates.  The Certificates will evidence the entire beneficial ownership of the assets of the Trust (such assets, collectively, the “Trust Fund”).

Transaction Highlights

Transaction Highlights

Non-Offered Certificates:

The Non-Offered Certificates will include the Class X-CL, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II and R-III Certificates and the Class BMP Certificates.  The Non-Offered Certificates will either be retained by the Depositor or transferred in transactions that do not require registration under the Securities Act of 1933, as amended. The Non-Offered Certificates that are also Pool-Based Certificates will have an initial total principal balance of approximately $255,281,833 and the Class BMP Certificates will have an initial total principal balance of approximately $33,457,012.

Mortgage Pool:

The primary asset of the Trust Fund will be a segregated pool (the “Mortgage Pool”) of approximately 145 mortgage loans (the “Mortgage Loans”) that back the Pool-Based Certificates and that have, subject to the discussion below regarding the Split Mortgage Loan (defined below), a total Cut-Off Date Balance (an “Initial Mortgage Pool Balance”) of approximately $3,713,176,835, subject to a variance of plus or minus 5%. Subject to the discussion below regarding the Split Mortgage Loan, the “Cut-Off Date Balance” of each Mortgage Loan will equal the unpaid principal balance of that Mortgage Loan as of the Cut-Off Date after application of all monthly debt service payments due on or before that date, whether or not received.

2

Transaction Highlights

Transaction Highlights

Mortgage Pool (cont.):

For purposes of calculating certain distributions on certain Classes of the Certificates, the Mortgage Pool will be divided into the following two (2) loan groups (each, a “Loan Group”):

1.

“Loan Group No. 1” which will consist of 105 Mortgage Loans that will be secured by a variety of property types and that will have an aggregate Cut-off Date Balance (the “Initial Loan Group No.1 Balance”) of approximately $2,863,004,774, representing 77.1% of the Initial Mortgage Pool Balance; and

2.

“Loan Group No. 2” which will consist of 40 Mortgage Loans that will be secured by solely multifamily and mobile home park property types and that will have an aggregate Cut-off Date Balance (the “Initial Loan Group No. 2 Balance”) of approximately $850,172,061, representing 22.9% of the Initial Mortgage Pool Balance.

For purposes of calculating distributions on the Certificates, the underlying mortgage loan identified in the Offering Prospectus as the “Bethany Maryland Portfolio Mortgage Loan” (the “Split Mortgage Loan”) will be treated as if it consists of two portions. In the case of the Split Mortgage Loan, we refer to those two portions as the “Senior Component” thereof and the “Junior Component” thereof, respectively. The Class BMP Certificates will represent beneficial ownership of the Junior Component of the Split Mortgage Loan, and the holders of the Class BMP Certificates will be entitled to collections of principal and interest (net of certain administrative fees) on the Split Mortgage Loan that are allocable to the Junior Component thereof (and are not otherwise allocable to pay expenses of the Trust related to the Split Mortgage Loan).

3

Transaction Highlights

Transaction Highlights

Mortgage Pool (cont.):

The holders of the Pool-Based Certificates will be entitled to receive collections of principal and interest (net of certain administrative fees) on the Split Mortgage Loan that are allocable to the Senior Component thereof (and are not otherwise allocable to pay expenses of the Trust). As and to the extent described under “Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan—Allocation of Payments” in the Offering Prospectus, the allocation of payments of principal and interest to the Junior Component of the Split Mortgage Loan is subordinate to the allocation of payments of principal and interest to the Senior Component of the Split Mortgage Loan. The respective initial principal balances of, and mortgage interest rates for, the Senior and Junior Components of the Split Mortgage Loan are set forth under “Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan—General” in the Offering Prospectus.   Notwithstanding that the Junior Component of the Split Mortgage Loan is actually held by the Trust, for purposes of presenting loan-level information in these materials, unless indicated otherwise, the Junior Component of the Split Mortgage Loan is not treated as a “Mortgage Loan” in the Trust and, instead, is treated as a separate mortgage loan outside of the Trust and, accordingly, is not part of the Mortgage Pool or either Loan Group.  The Initial Mortgage Pool Balance, the Initial Loan Group No. 1 Balance and the Initial Loan Group No. 2 Balance do not reflect the principal balance of the Junior Component of the Split Mortgage Loan. The Senior Component of the Split Mortgage Loan will be treated as a separate Mortgage Loan in Loan Group No. 2.

4

Transaction Highlights

Transaction Highlights

Co-Lead Manager:

UBS Global Asset Management (US) Inc.

Co-Manager

Wachovia Capital Markets, LLC

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Fitch Ratings, Inc.

Rating Agencies:

(“Fitch”).

Depositor:

Structured Asset Securities Corporation II.

Sponsors:

Lehman Brothers Holdings Inc. (“LBHI”) and UBS Real Estate Investments Inc. (“UBSREI”).

Trustee:

LaSalle Bank National Association.

Master Servicer:

KeyCorp Real Estate Capital Markets, Inc.

Special Servicer:

Midland Loan Services, Inc.

Cut-Off Date:

February 12, 2007

Determination Date:

11th day of each month or, if such day is not a business day, then the following business day.

Distribution Date:

4th business day after the Determination Date of each month, commencing in March 2007.

5

Co-Lead Manager/Sole Book Runner:

Lehman Brothers Inc.

Transaction Highlights

Transaction Highlights

Interest Accrual Period:

With respect to any Distribution Date, the period commencing on the 11th day of the month preceding the month in which that Distribution Date occurs and ending on the 10th day of the month in which that Distribution Date occurs.

ERISA:

The Depositor anticipates that, subject to satisfaction of the conditions referred to under  “ERISA Considerations” in the Offering Prospectus, retirement plans and other employee benefit plans and arrangements subject to  (a) Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (b) section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), will be able to invest in the Offered Certificates without giving rise to a prohibited transaction.   This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

Tax:

The Offered Certificates will evidence regular interests in, and generally be treated as debt obligations of, a real estate mortgage investment conduit (a “REMIC”) under the applicable provisions of the Internal Revenue Code.

SMMEA:

Upon initial issuance, Classes A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, X-W, B, C and D.

6

Transaction Highlights

Transaction Highlights

Settlement:

Through the book-entry facilities of The Depository Trust Company (“DTC”) in the case of all Offered Certificates.

Denominations:

Class

Minimum Denomination

Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F

$10,000

Classes X-CP and X-W

$250,000

Bloomberg:

It is expected that cash flows will be modeled on Bloomberg.

Lehman Brothers CMBS Index:

It is expected that the Offered Certificates will be included in the Lehman Brothers CMBS Index.

1.

Increments of $1 thereafter.

7

(1)

______________________

Structural Highlights

Structural Highlights

Structural Highlights

Offered Certificates

Loan Group 1

Loan Group 2

Approximately $2.86 billion

Approximately $850.2 million

Commercial Loans

Multifamily and Mobile Home Park Loans

100%

100%

(1)

Class A-1

(1)

Class A-2

(2)

Class A-1A

(1)

Class A-3

(1)

Class A-AB

(1)

Class A-4

Class A-M

Class A-J

Class B

Class C

Class D

Class E

Class F

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 1 will generally be applied to make distributions of principal to the Class A-1, A-2, A-3, A-AB and A-4 Certificates prior to being applied to make any distributions of principal to the Class A-1A Certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A will be pro rata.

2.

4.

The foregoing table is not drawn to reflect the relative sizes of classes.

8

(4)

______________________

1.

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 2 will generally be applied to make distributions of principal to the Class A-1A Certificates prior to being applied to make any distributions of principal to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A will be pro rata.

3.

The Class X-CP Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H Certificates. The Class X-W Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.

Structural Highlights

Structural Highlights

Bond Structure

Initial Total Principal

Ratings

Credit

Pass-Through Rate

Wtd. Avg. Life

Class

Balance or Notional

Principal Window

(S&P/Fitch)

Support

Description

(years)

Amount ($)

Offered Certificates

A-1

$62,000,000

AAA/AAA

30.000%

TBD

2.73

03/2007 - 11/2011

A-2

$211,000,000

AAA/AAA

30.000%

TBD

4.78

11/2011 - 01/2012

A-3

$225,000,000

AAA/AAA

30.000%

TBD

6.88

12/2013 - 01/2014

A-AB

$95,000,000

AAA/AAA

30.000%

TBD

7.32

01/2012 - 08/2016

A-4

$1,156,051,000

AAA/AAA

30.000%

TBD

9.84

08/2016 - 01/2017

A-1 A

$850,172,000

AAA/AAA

30.000%

TBD

7.05

03/2007 - 01/2017

A-M

$371,318,000

AAA/AAA

20.000%

TBD

9.88

01/2017 - 01/2017

A-J

$315,620,000

AAA/AAA

11.500%

TBD

9.88

01/2017 - 01/2017

B

$27,849,000

AA+/AA+

10.750%

TBD

9.88

01/2017 - 01/2017

C

$55,697,000

AA/AA

9.250%

TBD

9.88

01/2017 - 01/2017

D

$37,132,000

AA-/AA -

8.250%

TBD

9.88

01/2017 - 01/2017

E

$18,566,000

A+/A +

7.750%

TBD

9.88

01/2017 - 01/2017

F

$32,490,000

A/A

6.875%

TBD

9.88

01/2017 - 01/2017

(2)

(10)

X-CP

$1,723,844,500

AAA/AAA

N/A

Variable IO

5.54

02/2008 - 02 /2014

(2)

(10)

X-W

$1,856,588,417

AAA/AAA

N/A

Variable IO

8.59

03/2007 - 12/2021

Non-Offered Certificates

(2)

(10)

X-CL

$1,856,588,417

AAA/AAA

N/A

Variable IO

8.59

03/2007 - 12/2021

(11)

G

$32,491,000

A-/A -

6.000%

TBD

9.88

01/2017 - 01/2017

H

$41,773,000

BBB +/BBB +

4.875%

TBD

9.88

01/2017 - 01/2017

J

$41,773,000

BBB /BBB

3.750%

TBD

9.89

01/2017 - 01/2017

K

$51,056,000

BBB -/BBB -

2.375%

TBD

9.97

02/2017 - 02/2017

L

$9,283,000

BB +/BB +

2.125%

Fixed Rate

9.97

02/2017 - 02/2017

M

$9,283,000

BB /BB

1.875%

Fixed Rate

9.97

02/2017 - 02/2017

N

$9,283,000

BB -/BB -

1.625%

Fixed Rate

9.97

02/2017 - 02/2017

P

$4,642,000

B +/NR

1.500%

Fixed Rate

9.97

02/2017 - 02/2017

Q

$9,283,000

B /NR

1.250%

Fixed Rate

9.97

02/2017 - 02/2017

S

$9,283,000

B -/NR

1.000%

Fixed Rate

9.97

02/2017 - 02/2017

T

$37,131,833

NR/NR

N/A

Fixed Rate

11.80

02/2017 - 12/2021

See footnotes on page 11.

9

__________________

(9)

(9)

(3)(4)

(1)

(5)

(5)

(5)

(5)

(5)

(5)

(6)

(6)

(6)

(6)

(6)

(6)

(6)

(6)

(6)

(6)

(6)

(6)

(6)

(7)

(7)

(7)

(6)

(6)

(6)

(6)

(8)

(8)

(8)

(8)

(8)

(8)

(8)

(11)

(11)

Structural Highlights

Structural Highlights

Bond Structure (cont.)

Initial Total Principal

Ratings

Credit

Pass-Through Rate

Wtd. Avg. Life

Principal

Class

Balance or Notional

(S&P/Fitch)

Support(3)(4)

Description

(years)(9)

Window (9)

Amount ($)

(1)

Non-Offered Certificates (cont.)

(12)

BMP

$33,457,012

NR/NR

N/A

(13)

Fixed

4.80

12/2011 - 12/2011

See footnotes on next page.

10

______________________

Structural Highlights

Structural Highlights

Bond Structure (cont.)

The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II and R-III Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

3.

Represents the total principal balance of all more subordinate Classes of Pool-Based Certificates shown in the table on the second preceding page, expressed as a percentage of the Initial Mortgage Pool Balance.

4.

The approximate credit support at initial issuance of any class shown in the table on the second preceding page, does not take into account any of the principal balances of (a) the Class BMP Certificates or (b) the Junior Component of the Split Mortgage Loan.

5.

Presented on an aggregate basis for the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates.

6.

To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC (as defined below); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

7.

The Class X-CP, X-W and X-CL Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

8.

For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans (or, in the case of the Split Mortgage Loan, the Senior Component thereof) comprising the Mortgage Pool (“Pool WAC”) is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that Class will equal Pool WAC. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

9.

Calculated assuming, among other things, 0% CPR and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different  (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

10.

Represents the weighted average life of each dollar reduction in notional amount.

11.

Represents period over which the notional amount will be reduced to zero.

12.

Represents beneficial ownership of the Junior Component of the Split Mortgage Loan.

13.

The pass-through rate at which interest accrues on the class of the BMP Certificates is fixed. However, the borrower under the Split Mortgage Loan is not required to make full monthly payments of accrued interest on the Junior Component thereof, other than a required minimum monthly payment of a specified dollar amount and required additional payments of interest solely to the extent of excess cash flow from the related portfolio of mortgaged real properties.  The permitted unpaid interest on the Junior Component of the Split Mortgage Loan will be added to the principal balance of the Junior Component thereof and will itself accrue interest.   The capitalized interest on the Junior Component of the Split Mortgage Loan will, in turn, be allocated to the Class BMP Certificates as described in the Offering Prospectus.   Any such capitalized interest allocated the Class BMP Certificates will result  in  a  dollar-for-dollar  reduction in the interest currently  payable thereon and a dollar-for-dollar increase in the total principal balance thereof. Accordingly, the pay rate for the Class BMP Certificates will be variable.

11

Represents total notional amount which is to be determined.   The total notional amount of the Class X-CP Certificates will initially equal specified portions of the Class A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H Certificates.   The total notional amounts of the Class X-W and X-CL Certificates will, in the case of each of those Classes, equal specified portions of the Class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.   The Class X-CP, X-W and X-CL Certificates do not have principal balances. See “Description of the Offered Certificates—General” in the Offering Prospectus.

1.

2.

______________________

Structural Highlights

Structural Highlights

The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates (collectively, the “Pool-Based Principal Balance Certificates”) are the only Classes of Pool-Based Certificates with principal balances and, accordingly, the only Classes of Pool-Based Certificates that entitle holders to payments of principal.   The Class X-CP, X-W and X-CL Certificates (collectively, the “Pool-Based Interest Only Certificates”) do not have principal balances but do have notional amounts for purposes of the accrual of interest.  The Pool-Based Principal Balance Certificates and the Pool-Based Interest Only Certificates (collectively, the “Pool-Based Regular Certificates”) have pass-through rates and accrue interest.   The Class R-I, R-II and R-III Certificates, which are residual interest certificates, do not have principal balances, notional amounts or pass-through rates and are not expected to receive any material distributions.   The Class BMP Certificates have pass-through rates and principal balances, but only represent interests in the Junior Component of the Split Mortgage Loan.

Senior/Subordinate Structure:

The respective Classes of the Pool-Based Regular Certificates will entitle holders to varying degrees of seniority for purposes of—

•

receiving payments of interest and, if and when applicable, payments of principal, and

•

bearing the effects of losses on the Mortgage Loans, as well as default-related and other unanticipated expenses of the Trust.

In connection therewith:(a) the Class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, X-W and X-CL Certificates (collectively, the “Senior Pool-Based Certificates”) will be the most senior Classes of the Pool-Based Certificates; (b) after the Senior Pool-Based Certificates, the Class A-M Certificates will be the next most senior Class of the Pool-Based Certificates; (c) after the Senior Pool-Based Certificates and Class A-M Certificates, the Class A-J Certificates will be the next most senior Class of the Pool- Based Certificates; and (d) thereafter, the Class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates will, in the case of each of those Classes, be senior to each other such Class, if any, with a later alphabetic Class designation.

12

General Distribution Matters:

Structural Highlights

Structural Highlights

Sequential Pay Structure:

Distributions of principal and/or interest with respect to the respective Classes of Pool-Based Regular Certificates will be made in a generally sequential order reflecting the relative seniority of those Classes. In connection therewith, collections and advances on the Mortgage Loans (exclusive of the Junior Component of the Split Mortgage Loan) that are available to make those distributions on any given Distribution Date will be applied (with some considerations given to whether the available funds came from Loan Group No. 1 or Loan Group No. 2):(a) first, to make distributions of interest with respect to the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, X-W and X-CL Classes on a pro rata basis in accordance with the respective amounts of interest payable thereon; (b) second, to make distributions of principal with respect to the A-1, A-2, A-3, A-AB, A-4 and/or A-1A Classes in a manner consistent with the discussion under “—Principal Distributions” below; and (c) thereafter, to make distributions of interest and, consistent with the discussion under “—Principal Distributions” below, provided that all more senior Classes of Pool-Based Principal Balance Certificates have been retired, distributions of principal sequentially with respect to the remaining Classes of Pool-Based Principal Balance Certificates from the most senior, starting with the A-M Class, to the most subordinate, ending with the T Class. See “Description of the Offered Certificates—Payments—Priority of Payments” in the Offering Prospectus.

Interest Distributions:

Each Class of Offered Certificates will be entitled, on each Distribution Date, subject to available funds and the payment priorities described above, to interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the total principal balance or total notional amount, as applicable, of that Class outstanding immediately prior to that Distribution Date, together with any unpaid interest with respect to that Class from any prior Distribution Dates. Interest on the Offered Certificates will be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months. Distributions of interest with respect to the Offered Certificates may be reduced in connection with certain interest shortfalls arising out of prepayments on the Mortgage Loans. See “Description of the Offered Certificates—Payments—Payments of Interest” in the Offering Prospectus.

13

Structural Highlights

Structural Highlights

Principal Distributions:

Subject to available funds and the payment priorities described above, the holders of each Class of Offered Certificates, other than the Class X-CP and X-W Certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of such particular Class.

The Trustee is required to make distributions of principal to the holders of the various Classes of Pool- Based Principal Balance Certificates in a specified sequential order, such that:

no payments of principal will be made to the holders of any of the Class G, H, J, K, L, M, N, P, Q, S and/or T Certificates until the total principal balance of the Offered Certificates (exclusive of the Class X-CP and X-W Certificates) is reduced to zero;

no payments of principal will be made to the holders of the Class A-M, A-J, B, C, D, E and/or F Certificates until, in the case of each Class of those Offered Certificates, the total principal balance of all more senior Classes of Offered Certificates (exclusive of the Class X-CP and X- W Certificates) is reduced to zero;

except as described in the paragraph following these bullets, no payments of principal allocable to Loan Group No. 1 will be made to the holders of the Class A-1A Certificates until the total principal balance of the Class A-1, A-2, A-3, A-AB and A-4 Certificates is reduced to zero, and no payments of principal allocable to Loan Group No. 2 will be made to the holders of the Class A-1, A-2, A-3, A-AB and A-4 Certificates until the total principal balance of the Class A-1A Certificates is reduced to zero;

no payments of principal will be made to the holders of the Class A-1, A-2, A-3, A-AB, and/or A-4 Certificates on any given Distribution Date until the holders of the Class A-1A Certificates have received all payments of principal to which they are entitled on that Distribution Date with respect to Loan Group No. 2;

on any given Distribution Date, except as described in the paragraph following these bullets, the total principal balance of the Class A-AB Certificates must be paid down to the applicable scheduled principal balance for that Class set forth on Annex F to the Offering Prospectus before any payments of principal are made with respect to the Class A-1, A-2, A-3 and/or A-4

14

•

•

•

•

•

Structural Highlights

Structural Highlights

Principal Distributions (cont.):

•

except as described in the paragraph below, no payments of principal will be made to the holders of the Class A-4 Certificates until the total principal balance of the Class A-1, A-2, A-3 and A-AB Certificates is reduced to zero, no payments of principal will be made to the holders of the Class A-AB Certificates (other than as described in the immediately preceding bullet) until the total principal balance of the Class A-1, A-2 and A-3 Certificates is reduced to zero, no payments of principal will be made to the holders of the Class A-3 Certificates until the total  principal  balance  of  the Class  A-1 and A-2 Certificates is reduced to zero and no payments of principal will be made to the holders of the Class A-2 Certificates until the total principal balance of the Class A-1 Certificates is reduced zero.

Because of losses on the Mortgage Loans and/or default-related or other unanticipated expenses of the Trust, the total principal balance of the Class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates could be reduced to zero at a time when the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates, or any two or more Classes of those Senior Pool-Based Certificates, remain outstanding. If this occurs, and notwithstanding the discussion above, any payments of principal on the outstanding Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates will be made among those Classes of Senior Pool-Based Certificates on a pro rata basis in accordance with their respective total principal balances.

In general, the maximum amount of principal to be distributed on any given Distribution Date with respect to the Pool-Based Principal Balance Certificates, subject to available funds, will equal the Total Principal Distribution Amount described in the glossary to the Offering Prospectus (exclusive of any portion thereof allocable to the Junior Component of the Split Mortgage Loan).   However, on the final Distribution Date, subject to available funds and the payment priorities described above, the holders of each Class of Pool-Based Principal Balance Certificates will be entitled to receive principal up to the remaining unpaid principal balance of those Certificates.

Losses:

Losses realized on the Mortgage Loans (or, in the case of the Split Mortgage Loan, on the Senior Component thereof) and certain default-related and other unanticipated expenses, if any, will be allocated to the T, S, Q, P, N, M, L, K, J, H, G, F, E, D, C, B, A-J and A-M Classes, in that order, in each case until the total principal balance of the subject Class is reduced to zero, and then to the A-1, A-2, A-3, A-AB, A-4 and A-1A Classes, on a pro rata basis in accordance with the respective total principal balances of those Classes.

15

Structural Highlights

Structural Highlights

Call Protection

Statistical Data

Mortgage Loans with Initial Lock-Out & Defeasance Period Thereafter

78.2%

Mortgage Loans with Initial Lock-Out & Yield Maintenance Period Thereafter

3.4%

Mortgage Loans with Initial Lock-Out & Yield Maintenance / Defeasance Thereafter

10.9%

Mortgage Loans Prepayable with Yield Maintenance

0.5%

Mortgage Loans Prepayable with Yield Maintenance & Yield Maintenance / Defeasance Thereafter

7.0%

Weighted Average Remaining Lock-Out or Defeasance

91.2 months

Weighted Average Prepayment Open Period

3.5 months

Percent of Initial Mortgage Pool

Open Prepayment Period at End of Mortgage Loan

Number of Mortgage Loans

Balance

None

39

11.6%

1 Month

11

2.7%

2 Months

13

3.9%

3 Months

73

58.4%

6 Months

5

22.2%

12 Months

2

0.3%

34 Months

2

0.9%

Total:

145

100.0%

16

___________________________

See footnotes on next page.

(4)

(4)

(4)

(4)

(4)(5)

(6)

(7)

(1)(2)

(3)

Structural Highlights

Structural Highlights

Call Protection (cont.)

17

___________________________

1.

See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

2.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

3.

As of the Cut-Off Date.

4.

Percent of Initial Mortgage Pool Balance.

5.

These mortgage loans may defease or prepay with yield maintenance after a period of yield maintenance.

6.

Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

7.

Prior to maturity.

Structural Highlights

Structural Highlights

Prepayment Provisions

Prepayment

Provisions

2/2007

2/2008

2/2009

2/2010

2/2011

2/2012

2/2013

2/2014

2/2015

2/2016

2/2017

2/2018

2/2019

Lock Out/Def.

92.5%

92.5%

90.2%

78.7%

78.1%

80.5%

80.4%

78.6%

77.2%

77.0%

62.2%

62.2%

0.0%

Yield Maint.

7.5%

7.5%

9.8%

21.3%

21.9%

19.5%

19.6%

21.4%

21.5%

21.7%

37.8%

37.8%

100.0%

Sub-Total

100.0%

100.0%

100.0%

100.0%

100.0%

98.7%

98.7%

100.0%

100.0%

>=5.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

4.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

3.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

2.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

1.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

Open

-

-

-

-

-

-

-

-

1.3%

1.3%

-

-

-

18

___________________________

1.

Represents percentage of then outstanding principal balance of Mortgage Pool as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

100.0%

100.0%

100.0%

100.0%

(1)

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Pool Composition

The Mortgage Pool includes six Mortgage Loans (representing 27.6% of the Initial Mortgage Pool Balance) that S&P and Fitch have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such six Mortgage Loans, the “Investment Grade Loans”).

As described under  “Description of the Mortgage Pool—Loan Combinations” in the Offering Prospectus, six Mortgage Loans, representing 27.4% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A “Loan Combination” consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a “Non-Trust Loan” in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

The structures of the State Street Building Loan Combination, the Westfield San Francisco Emporium Loan Combination, the Extendicare Portfolio Loan Combination, the Bethany Houston Portfolio Loan Combination, the Four Times Square Loan Combination, the Bethany Austin Portfolio Loan Combination and the Bethany Maryland Portfolio Mortgage Loan are outlined on the following pages.

Summary of the pool composition is as follows:

Percent of

Total Cut-Off Date

Number of Loans

Initial Mortgage

Balance

Pool Balance

Investment Grade Loans

6

$1,024,867,414

27.6%

Conduit Loans

139

$2,688,309,421

72.4%

Total:

145

$3,713,176,835

100.0%

19

Collateral Pool Highlights

Collateral Pool Highlights

State Street Building Loan Combination

The State Street Building Loan Combination consists of three loans: (a) the “State Street Building Note A-2 Mortgage Loan” which will be included in the Trust Fund, with a cut-off date principal balance of $362,000,000, (b) the “State Street Building Note A-1 Pari Passu Non-Trust Loan”, with a cut-off date principal balance of $387,500,000, and (c) the “State Street Building Note A-3 Pari Passu Non-Trust Loan”, with a cut-off date principal balance of $25,500,000 (together with the State Street Building Note A-1 Mortgage Loan, the “State Street Building Non-Trust Loans”).

LB-UBS 2007-C1

Trust

State Street

State Street

State Street

Building

Building

Building

State Street

Building

Note A-2

Note A-3

Note A-1

Loan Combination

Mortgage

Pari Passu

Pari Passu

Loan

Non-Trust

Non-Trust

($775.0m)

To Be Securitized

Loan

Loan

($362.0m)

($25.5m)

($387.5m)

The entire State Street Building Loan Combination is secured by a mortgage which encumbers State Street Building.

The entire StateStreet Building Loan Combination will be serviced under the series 2007-C1 pooling and servicing agreement by the Master Servicer and the Special Servicer.

The State Street Building Non-Trust Loans will not be included in the Trust Fund.

The State Street Building Loan Combination is subject to the terms of an Intercreditor and Servicing Agreement.

Prior to a monetary event of default or material non-monetary event of default that would result in special servicing, the holder of the State Street Building Note A-2 Mortgage Loan receives all scheduled principal and interest payments, casualty and condemnation proceeds and unscheduled principal payments pro rata and pari passu with the holders of the State Street Building Non-Trust Loans.

20

Collateral Pool Highlights

Collateral Pool Highlights

State Street Building Loan Combination (cont.)

After a monetary event of default or material non-monetary event of default that would result in special servicing, the holder of the State Street Building Note A-2 Mortgage Loan receives all principal and interest payments pro rata and pari passu with the holders of the State Street Building Non-Trust Loans.

21

Collateral Pool Highlights

Collateral Pool Highlights

Westfield San Francisco Emporium Loan Combination

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as Westfield San Francisco Emporium (that property, the “Westfield San Francisco Emporium Mortgaged Property” and that Loan Combination, the “Westfield San Francisco Emporium Loan Combination”) consists of (a) the Westfield San Francisco Emporium Mortgage Loan, which will be included in the Trust Fund, and (b) two Non-Trust Loans (the “Westfield San Francisco Emporium Non-Trust Loans”), which are evidenced by a B-1 note and a B-2 note, respectively, and, upon the occurrence of certain material defaults, are generally subordinate in right of payment to the Westfield San Francisco Emporium Mortgage Loan.   A Co-Lender Agreement between the respective holders of the Westfield San Francisco Emporium Mortgage Loan and the Westfield San Francisco Emporium Non-Trust Loans will govern the rights and obligations of those holders (the “Westfield San Francisco Emporium Co-Lender Agreement”).

Westfield San Francisco Emporium

Westfield San

LB-UBS 2007-C1

Mortgage Loan (A Note)(1)

Francisco

Trust

Emporium

($300.0m)

Loan Combination

Westfield San Francisco Emporium

($435.0m)

Non-Trust Loans

(B-1 Note and B-2 Note)(2)

($135.0m)

The holder of the Westfield San Francisco Emporium Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holders of the Westfield San Francisco Emporium Non-Trust Loans.(3)

Prior to the occurrence of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the WestfieldSan Francisco Mortgage Loan is being specially serviced, the holder of the Westfield San Francisco Emporium Mortgage Loan and the holders of the Westfield San Francisco Emporium Non-Trust Loans will be allocated principal payments on a pro rata basis, although the holder of the Westfield San Francisco Emporium Mortgage Loan will be entitled to receive its pro rata payments of principal before the holders of the Westfield San Francisco Emporium Non-Trust Loans receive their payments.(3)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Westfield San Francisco Mortgage Loan is being specially serviced, , the holders of the Westfield San Francisco Emporium Non-Trust Loans receive no principal or interest payments until the principal amount of the Westfield San Francisco Emporium Mortgage Loan has been paid in full.(3)

22

___________________________

1.

“A Note” evidences the Westfield San Francisco Emporium Mortgage Loan. $300,000,000 is the Cut-Off Date Balance of the A Note.

2.

“B-1 Note” and “B-2 Note” evidence the Westfield San Francisco Emporium Non-Trust Loans. The aggregate Cut-Off Date Balance of the B-1 Note and B-2 Note is $135,000,000.

3.

Subject to the terms of the Westfield San Francisco Emporium Co-Lender Agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Westfield San Francisco Emporium Loan Combination (cont.)

The Westfield San Francisco Emporium Non-Trust Loans will be held by one or more third party investors on a whole loan basis and will not be included in the Trust Fund.

Subject to the discussion under  “Description of the Mortgage Pool—Loan Combinations” and  “The Series  2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holders of the Westfield San Francisco Emporium Non-Trust Loans will have: (i) the right to direct various servicing actions and/or replace the Special Servicer with respect to the Westfield San Francisco Emporium Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the Westfield San Francisco Emporium Mortgage Loan.(1)

23

___________________________

1.

Subject to the terms of the Westfield San Francisco Emporium Co-Lender Agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Extendicare Portfolio Loan Combination

The Loan Combination secured by the underlying mortgaged real properties identified in the Offering Prospectus as Extendicare Portfolio (those properties, collectively, the “Extendicare Portfolio Mortgaged Property” and that Loan Combination, the “Extendicare Portfolio Loan Combination”) consists of (a) the Extendicare Portfolio Mortgage Loan, which will be included in the Trust Fund and (b) two Non-Trust Loans (the “Extendicare Portfolio Pari Passu Non-Trust Loans”), which are evidenced by an A-1 Note and an A-3 Note and are pari passu in right of payment with the Extendicare Portfolio Mortgage Loan.  A Co-Lender Agreement executed between the respective holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Pari Passu Non-Trust Loans governs the rights and obligations of those holders (the “Extendicare Portfolio Co-Lender Agreement”).

Extendicare Portfolio

LB-UBS 2007-C1

Mortgage Loan (A-2 Note)

Extendicare

Trust

($125.0m)

Portfolio

Loan

Extendicare Portfolio Pari Passu

LB-UBS 2006-C7

Combination

Non-Trust Loan (A-1 Note)

Trust

($250.0m)

($500.0m)

Extendicare Portfolio Pari Passu
Non-Trust Loan (A-3 Note)

($125.0m)

24

The holder of the Extendicare Portfolio Mortgage Loan receives all payments with respect to the Extendicare Portfolio Loan Combination on a pro rata and pari passu basis with the holders of the Extendicare Portfolio Pari Passu Non-Trust Loans.

The Extendicare Portfolio Pari Passu Non-Trust Loans will not be included in the Trust Fund.

The Extendicare Portfolio Loan Combination is being serviced under the pooling and servicing agreement for the LB-UBS Series  2006-C7 commercial mortgage securitization transaction, which includes the Extendicare Portfolio Pari Passu Non-Trust Loan that is evidenced by the A-1 Note.

Collateral Pool Highlights

Collateral Pool Highlights

Extendicare Portfolio Loan Combination (cont.)

Subject to the Discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representatives and the Serviced Non-Trust Loan Noteholders,” in the Offering Prospectus, the holder of the Extendicare Portfolio Mortgage Loan and the holders of the Extendicare Portfolio Pari Passu Non-Trust Loans, acting jointly (directly or through representatives, which representative, in the case of the Extendicare Portfolio Mortgage Loan will be, in accordance with the series 2007-C1 pooling and servicing agreement, the series 2007-C1 controlling class representative), will have the ability to advise and direct the series 2006-C7 master servicer and/or the series 2006-C7 special servicer with respect to certain specified servicing actions regarding the Extendicare Portfolio Loan Combination; provided that, in the event that such holders have not, within the requisite time period, directly or through representatives, executed a consent with respect to any such servicing action, the series 2006-C7 master servicer or the series 2006-C7 special servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C7 pooling and servicing agreement.

25

Collateral Pool Highlights

Collateral Pool Highlights

Bethany Houston Portfolio Loan Combination

The Loan Combination secured by the mortgaged real properties identified in the Offering Prospectus as Bethany Houston Portfolio (those properties, the “Bethany Houston Portfolio Mortgaged Properties” and that Loan Combination, the “Bethany Houston Portfolio Loan Combination”) consists of (a) the Bethany Houston Portfolio Mortgage Loan, which will be included in the Trust Fund, and (b) two Non-Trust Loans (the “Bethany Houston Portfolio Non-Trust Loans”), which are evidenced by a B-note and a C-note and, under certain material default scenarios, are generally subordinate in right of payment to the Bethany Houston Portfolio Mortgage Loan. A Co-Lender Agreement executed between the respective holders of the Bethany Houston Portfolio Mortgage Loan and the Bethany Houston Portfolio Non-Trust Loans governs the rights and obligations of those holders (the “Bethany Houston Portfolio Co-Lender Agreement”).

Bethany Houston Portfolio

LB-UBS 2007-C1

Mortgage Loan (A Note)

(1)

Bethany

Trust

($102.3m)

Houston

Portfolio

Bethany Houston Portfolio

Loan

Non-Trust Loan (B Note)

(2)(4)

Combination

($18.4m)

($122.1m)

Bethany Houston Portfolio
Non-Trust Loan (C Note)
($1.4m)

(3)(4)

_______________________

1.

“A Note” evidences the Bethany Houston Portfolio Mortgage Loan.

2.

“B Note” evidences the more senior Bethany Houston Portfolio Non-Trust Loan.

3.

“C Note” evidences the more subordinate Bethany Houston Portfolio Non-Trust Loan.

4.

The interest rate on the B Note and C Note is 11.09% per annum, however, the Bethany Houston Portfolio Borrowers are required to pay accrued interest on the B Note solely to the extent cash flow is available for such purpose through and including June 2007.  From and after the payment date in July 2007 through and including the payment date in December 2007, the minimum current pay rate on the B Note is 6.0% per annum; and with respect to each payment date thereafter, the minimum current pay rate on the B Note is 7.0% per annum.   There is no minimum pay rate on the C Note throughout the term of the loan.  The permitted unpaid interest, calculated based on the interest rate differential between the accrual rate and the applicable minimum pay rate, is added to the principal balance of the B Note and C Note.   The B Note includes $347,351 of accrued interest and the C Note includes $25,907 of accrued interest as of 2/11/2007. The B Note and C Note are permitted to continue to accrue interest throughout the term of the loan. The maximum accrued interest as of 12/11/2011 to the original balance for the B Note and C Note will be an aggregate of $6,091,875.

5.

Subject to the terms of the Bethany Houston Portfolio Co-Lender Agreement.

26

The holder of the Bethany Houston Portfolio Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holders of the Bethany Houston Portfolio Non-Trust Loans.

(5)

Collateral Pool Highlights

Collateral Pool Highlights

Bethany Houston Portfolio Loan Combination (cont.)

Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the Bethany Houston Portfolio Mortgage Loan is being specially serviced, the holder of the Bethany Houston Portfolio Mortgage Loan and the holders of the Bethany Houston Portfolio Non-Trust Loans will be allocated principal payments on a pro rata basis, although the holder of the Bethany Houston Portfolio Mortgage Loan will be entitled to receive its pro rata payments of principal before the holders of the Bethany Houston Portfolio Non-Trust Loans receive their payments.

(1)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Bethany Houston Portfolio Mortgage Loan is being specially serviced, the holders of the Bethany Houston Portfolio Non-Trust Loans receive no principal or interest payments until the principal amount of the Bethany Houston Portfolio Mortgage Loan has been paid in full.

(1)

Each of the Bethany Houston Portfolio Non-Trust Loans will be held by a third party investor on a whole loan basis and will not be included in the Trust Fund.

Subject to the discussion under  “Description of the Mortgage Pool—Loan Combinations” and  “The Series  2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the Bethany Houston Portfolio B Note will have: (i) the right to direct various servicing actions and/or replace the Special Servicer with respect to the Bethany Houston Portfolio Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the Bethany Houston Portfolio Mortgage Loan.

(1)

_______________________

1.

Subject to the terms of the Bethany Houston Portfolio Co-Lender Agreement.

27

Collateral Pool Highlights

Collateral Pool Highlights

Four Times Square Loan Combination

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as Four Times Square (that property, the “Four Times Square Mortgaged Property” and that Loan Combination, the “Four Times Square Loan Combination”) consists of (a) the Four Times Square Mortgage Loan, which will be included in the Trust Fund and which is evidenced by an A-1 Note, (b) the Four Times Square Note A-2 Non-Trust Loan, (c) the Four Times Square Note B Non-Trust Loan, and (d) the Four Times Square Note C Non-Trust Loan, each as defined in the Offering Prospectus. The Four Times Square Note A-2 Non-Trust Loan, the Four Times Square Note B Non-Trust Loan and the Four Times Square Note C Non-Trust Loan are collectively referred to herein as the “Four Times Square Non-Trust Loans”.

LB-UBS

2007-C1 Trust

Four Times

Four Times Square Note A-2

Square

Non-Trust Loan

Mortgage

($516.1m)

(1)

(2)

(2)

(1)

(2)

(1)

Loan(2)

Four Times Square

Four Times Square

($82.9m)(1)

Loan Combination

Trust, Series 2006-4TS

($649.1m)(1)(2)

Four Times Square Note B
Non-Trust Loan    ($25.9m)

Four Times Square Note C
Non-Trust Loan    ($24.1m)

_______________________

1.

As of the Cut-Off Date.

2.

Subject to the terms of the Co-Lender Agreement.

28

Collateral Pool Highlights

Collateral Pool Highlights

Four Times Square Loan Combination (cont.)

The Four Times Square Non-Trust Loans will not be included in the Trust Fund, and are included in the Four Times Square Trust, Series 2006-4TS.

29

The Four Times Square Loan Combination, including the Four Times Square Mortgage Loan, is serviced pursuant to the servicing agreement entered into in connection with the Four Times Square Trust, Series 2006-4TS.

Subject  to  the  discussion  under “Description  of  the  Mortgage Pool—Loan Combinations” and  “Servicing of the Four Times Square Loan Combination” in the Offering Prospectus, the holders of the Four Times Square Non-Trust Loans (which will be the parties designated in the servicing agreement related to the Four Times Square Trust, Series 2006-4TS) will have the right to direct the servicer with respect to certain actions concerning the Four Times Square Mortgage Loan and replace the special servicer with respect to the Four Times Square Loan Combination.

Prior to the occurrence of a material non-monetary event of default during a period when the Four Times Square Loan Combination is specially serviced or a monetary event of default: (a) the holder of the Four Times Square Mortgage Loan receives all interest payments pro rata and pari passu with the holder of the Four Times Square Note A-2 Non-Trust Loan, the Four Times Square Note B Non-Trust Loan and the Four Times Square Note C Non-Trust Loan, and (b) the holder of the Four Times Square Mortgage Loan receives all principal payments prior to the holders of the Four Times Square Non-Trust Loans and (c) upon a final recovery determination, the holder of the Four Times Square Mortgage Loan receives interest and principal payments pro rata and pari passu with the holder of the Four Times Square Note A-2 Non-Trust Loan, but prior to the holders of the Four Times Square Note B Non-Trust Loan and the Four Times Square Note C Non-Trust Loan.

After the occurrence of a material non-monetary event of default during a period when the Four Times Square Loan Combination is specially serviced or a monetary event of default, the holder of the Four Times Square Mortgage Loan receives all principal and interest payments pro rata and pari passu with the holder of the Four Times Square Note A-2 Non-Trust Loan, but prior to the holders of the Four Times Square Note B Non-Trust Loan and the Four Times Square Note C Non-Trust Loan.

The Four Times Square Loan Combination is subject to the terms of a co-lender agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Bethany Austin Portfolio Loan Combination

Bethany Austin Portfolio

LB-UBS 2007-C1

Mortgage Loan (A Note)(1)

Bethany Austin

Trust

($44.0m)

Portfolio

Loan

Bethany Austin Portfolio

Combination

Non-Trust Loan (B Note)(2)(4)

($9.7m)

($54.2m)

Bethany Austin Portfolio

Non-Trust Loan (C Note)(3)(4)

($0.5m)

1.

“A Note” evidences the Bethany Austin Portfolio Mortgage Loan.

2.

“B Note” evidences the more senior Bethany Austin Portfolio Non-Trust Loan.

3.

“C Note” evidences the more subordinate Bethany Austin Portfolio Non-Trust Loan.

4.

The interest rate on the B Note and C Note is 11.09% per annum, however, the minimum current pay rates on the B Note and C Note are 7.0% and 0.0% per annum, respectively. The permitted unpaid interest, calculated based on the interest rate differential between the accrual rate and the applicable minimum pay rate, is added to the principal balance of the B Note and C Note. The B Note includes $35,158 of accrued interest and the C Note includes $4,840 of accrued interest as of 2/11/2007. The B Note and C Note are permitted to continue to accrue interest throughout the term of the loan. The maximum accrued interest as of 12/11/2011 to the original balance for the B Note and C Note will be an aggregate of $2,687,976.

5.

Subject to the terms of the Bethany Austin Portfolio Co-Lender Agreement.

30

The Loan Combination secured by the mortgaged real properties identified in the Offering Prospectus as Bethany Austin Portfolio (those properties, the “Bethany Austin Portfolio Mortgaged Properties” and that Loan Combination, the “Bethany Austin Portfolio Loan Combination”) consists of (a) the Bethany Austin Portfolio Mortgage Loan, which will be included in the Trust Fund, and (b) two Non-Trust Loans (the “Bethany Austin Portfolio Non-Trust Loans”), which are evidenced by a B Note and a C Note and, under certain material default scenarios, are generally subordinate in right of payment to the Bethany Austin Portfolio Mortgage Loan.   A Co-Lender Agreement executed between the respective holders of the Bethany Austin Portfolio Mortgage Loan and the Bethany Austin Portfolio Non-Trust Loans governs the rights and obligations of those holders (the “Bethany Austin Portfolio Co-Lender Agreement”).

The holder of the Bethany Austin Portfolio Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holders of the Bethany Austin Portfolio Non-Trust Loans. (5)

Prior to certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Bethany Austin Portfolio Mortgage Loan is being specially serviced, the holder of the Bethany Austin Portfolio Mortgage Loan and the holders of the Bethany Austin Portfolio Non-Trust Loans will be allocated principal payments on a pro rata basis, although the holder of the Bethany Austin Portfolio Mortgage Loan will be entitled to receive its pro rata payments of principal before the holders of the Bethany Austin Portfolio Non-Trust Loans receive their payments. (5)

Collateral Pool Highlights

Collateral Pool Highlights

Bethany Austin Portfolio Loan Combination (cont.)

1.

Subject to the terms of the Bethany Austin Portfolio Co-Lender Agreement.

31

In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holders of the Bethany Austin Portfolio Non-Trust Loans receive no principal or interest payments until the principal amount of the Bethany Austin Portfolio Mortgage Loan has been paid in full. (1)

Each of the Bethany Austin Portfolio Non-Trust Loans will be held by a third party investor on a whole loan basis and will not be included in the Trust Fund.

Subject to the discussion under  “Description of the Mortgage Pool—Loan Combinations” and  “The Series  2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holders of the Bethany Austin Portfolio Non-Trust Loans will have: (i) the right to direct various servicing actions and/or replace the special servicer with respect to the Bethany Austin Portfolio Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the Bethany Austin Portfolio Mortgage Loan. (1)

Collateral Pool Highlights

Collateral Pool Highlights

Bethany Maryland Portfolio Split Mortgage Loan

As described under “Description of the Mortgage Pool—The Senior and Junior Components of the Bethany Maryland Portfolio Mortgage Loan” in the Offering Prospectus, one underlying mortgage loan (representing 4.1% of the Initial Mortgage Pool Balance) is a Split Mortgage Loan consisting of a senior component (the “Senior Component”) and a junior component (the “Junior Component”).

Bethany Maryland Portfolio Split Mortgage Loan

Senior Component

$150,400,000

(1)

Junior Component

$33,457,012

Total

$183,857,012

The Split Mortgage Loan will be serviced under the series 2007-C1 pooling and servicing agreement by the Master Servicer and the Special Servicer (subject to the right of a designated representative of the majority holder or beneficial owner of the Class BMP Certificates to substitute the special servicer with respect to the Split Mortgage Loan).

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Split Mortgage Loan is  being specially serviced, no payments of principal will be allocated to the Junior Component until the total principal balance of the Senior Component has been paid in full. Otherwise, payments of principal and interest are allocated on a pro rata basis to the Senior Component and the Junior Component, although the Senior Component will be entitled to receive its pro rata payments before the Junior Component receives its payments.

The Senior Component will be pooled with other Mortgage Loans to back the Offered Certificates and certain Non-Offered Certificates.

Subject to the discussion under “Description of the Mortgage Pool—The Bethany Maryland Portfolio Mortgage Loan” and “The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, a designated representative of the majority holder or beneficial owner of the Class BMP Certificates will initially have: (i) the right to direct various servicing actions and/or replace the special servicer with respect to the Split Mortgage Loan; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the Split Mortgage Loan.

1.

The Bethany Maryland Portfolio Junior Component has an original principal balance of $33,100,000.  The interest rate on the Bethany Maryland Portfolio Junior Component is 11.24596% per annum; however the minimum current pay rate is 5.0% per annum.   The permitted unpaid interest, calculated based on the interest rate differential between the accrual rate and the applicable minimum pay rate, is added to the principal balance of Junior Component.   The Junior Component includes $357,012 of accrued interest as of 2/11/2007. The maximum accrued interest as of 12/11/2011 to the original balance for the Junior Component will be $12,299,822.

32

The Junior Component will back the Class BMP Certificates.

Collateral Pool Highlights

Collateral Pool Highlights

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR, Cut-Off Date LTV and Shadow Rating(1) with respect to each indicated Mortgage Loan or, in the case of the Split Mortgage Loan, the Senior Component only:

Bethany

Westfield San

State Street

Extendicare

Maryland

Bethany Houston

Four Times

Bethany Austin

Francisco

Building

Portfolio

Portfolio

Portfolio

Square

Portfolio

Emporium

(A-2 Note)

(A-2 Note)

(Senior

(A Note)

(A-1 Note)

(A Note)

(A Note)

Component)

Cut-Off Date U/W NCF DSCR

(2)(3)

(2)

1.15x

1.64x

3.31x

1.06x

1.24x

1.91x

1.23x

U/W NCF DSCR(3)

1.15x

1.64x

2.72x

1.06x

1.24x

1.91x

1.23x

U/W NCF

$51,025,884

$30,120,744

$111,783,127

$9,526,664

$7,740,683

$77,055,332

$3,183,400

Cut-Off Date LTV(3)

87.2%

48.2%

63.7%

84.4%

86.8%

36.3%

85.6%

Appraised Value

$889,000,000

$622,000,000

$785,120,000

$178,300,000

$117,800,000

$1,648,100,000

$51,400,000

Shadow Rating(1)(3)

NR/NR

BBB-/BBB+

AAA/AAA

NR/NR

NR/NR

AAA/AAA

NR/NR

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR and Cut-Off Date LTV with respect to each indicated Loan Combination or Split Mortgage Loan, as applicable, in its entirety:

Westfield San

Bethany

State Street

Extendicare

Bethany Houston

Four Times

Bethany Austin

Francisco

Maryland

Building

Portfolio

Portfolio(4)

Square(4)

Portfolio(4)

Emporium

Portfolio(4)

Cut-Off Date U/W NCF DSCR

1.15x

1.14x

3.31x

0.89x

1.03x

1.78x

0.97x

U/W NCF DSCR

1.15x

1.14x

2.72x

0.89x

1.03x

1.78x

0.97x

U/W NCF

$51,025,884

$30,120,744

$111,783,127

$9,526,664

$7,740,683

$77,055,332

$3,183,400

Cut-Off Date LTV

87.2%

69.9%

63.7%

103.1%

103.7%

39.4%

105.4%

Appraised Value

$889,000,000

$622,000,000

$785,120,000

$178,300,000

$117,800,000

$1,648,100,000

$51,400,000

1.

S&P and Fitch have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan’s inclusion in the Trust, the credit characteristics of that Mortgage Loan or the applicable portion are consistent with obligations that are so rated.

2.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

3.

4.

Based on: the State Street Building Loan Combination (including the State Street Building Pari Passu Non-Trust Loans); the Westfield San Francisco Emporium Mortgage Loan only and without regard to the Westfield San Francisco Emporium Non-Trust Loans; the Extendicare Portfolio Loan Combination (including the Extendicare Portfolio Pari Passu Non-Trust Loans); the Bethany Houston Portfolio Mortgage Loan only and without regard to the related junior Bethany Houston Portfolio Non-Trust Loans; the Four Times Square Mortgage Loan and the Four Times Square Note A-1 Non- Trust Loan and without regard to the Four Times Square Note B Non-Trust Loan and Four Times Square Note C Non-Trust Loan; the Bethany Austin Portfolio Mortgage Loan only and without regard to the Bethany Austin Portfolio Non-Trust Loans; and, in the case of the Bethany Maryland Portfolio Split Mortgage Loan, the Senior Component only and without regard to the Junior Component. 4.
The related Cut-Off Date U/W NCF DSCR, U/W NCF DSCR and Cut-Off Date LTV are based on Non-Trust Loans in the case of the Bethany Houston Portfolio Loan Combination, the Four Times Square Loan Combination and the Bethany Austin Portfolio Loan Combination and a Junior Component in the case of the Bethany Maryland Portfolio Split Mortgage Loan that include capitalized interest as of the Cut-Off Date.

33

Collateral Pool Highlights

Collateral Pool Highlights

Mortgage Loan Sellers

34

Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the LB-UBS 2007-C1 transaction include the following:

The Fortis Property Group, LLC

The Witkoff Group LLC

Westfield America Limited Partnership and Forest City Enterprises, Inc.

Tishman Speyer Real Estate Venture VI, L.P. and an affiliate of Lehman Brothers

Bethany Holdings Group, LLC

Extendicare Health Services, Inc.

Edward J. Minskoff Equities, Inc.

The Lembi Group

The Durst Buildings Corporation

Cafaro Company and CBL & Associates Properties, Inc.

Conduit Origination Program:

U/W NCF on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in the Offering Prospectus and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., a “Big Four” accounting firm).

U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or in some cases based on an average monthly debt service payment during the amortization term.

Cut-Off Date U/W NCF DSCR for all loans with partial interest-only periods is calculated based on U/W NCF and the sum of the actual interest-only payments that will be due during the 12-month period following the Cut-Off Date.

Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.

Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

Substantially all borrowers are single asset entities.

Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $25 million.

Collateral Pool Highlights

Collateral Pool Highlights

Cash Management Systems

Lockboxes

Percent of Initial Mortgage Pool Balance

Hard Lockbox

58.5%

Springing Hard Lockbox

3.5%

Soft Lockbox

12.5%

Springing Soft Lockbox

24.1%

35

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Springing Hard Lockbox. Either—

income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a “Hard Lockbox” with lender cash management; or

a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Hard Lockbox” with lender cash management.

Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a “Hard Lockbox”.

Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Soft Lockbox” as described above.

Collateral Pool Highlights

Collateral Pool Highlights

Information Regarding Escrows and Related Payment Obligations

Type of Escrow or Related Payment Obligation

Percent of Initial Total Conduit Loan Balance

Real Estate Taxes

96.4%

Insurance Premiums

78.3%

Capital Replacements

53.3%

TI/LC (Industrial)

20.6%

TI/LC (Office)

92.0%

TI/LC (Retail)

69.5%

1.

Escrows and related payment obligations are generally in the form of either up-front reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any sponsor.

2.

As of the Cut-Off Date.  Excludes the Investment Grade Loans.

3.

In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

4.

In some instances where there are no actual insurance escrows, certain investment grade tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above.

5.

Excludes the State Street Building Mortgage Loan and the 1745 Broadway Mortgage Loan. State Street Building is 100% occupied by SSB Realty, LLC (guaranteed by State Street Corporation, rated BBB+/BBB+ by S&P and Fitch) under a lease expiring 9/30/2023; and 1745 Broadway is 100% occupied by Random House, Inc. (guaranteed by Bertelsmann AG, rated BBB+/BBB+ by S&P and Fitch) under a lease expiring 6/30/2018.   Including the State Street Building Mortgage Loan and the 1745 Broadway Mortgage Loan, the Percent of Initial Total Conduit Loan Balance with TI/LC (Office) escrows is 34.6%.

36

(1)

(2)

______________________

(3)

(4)

(5)

Collateral Pool Highlights

Collateral Pool Highlights

General Pool Characteristics as of the Cut-Off Date

Initial Mortgage Pool Balance

$3,713,176,835

Lehman: 66.3%

Contributors of Collateral

UBS: 33.7%

Number of Mortgage Loans

145

Number of Mortgaged Real Properties

275

Percent Investment Grade Loans

27.6%

Single Tenant Properties

25.7%

Acquisition Financing

61.7%

Gross Weighted Average Coupon

5.940%

Weighted Average Original Term to Maturity

107 Months

Weighted Average Remaining Term to Maturity

106 Months

Average Mortgage Loan Cut-Off Date Balance

$25,608,116

Average Mortgage Property Cut-Off Date Balance

$13,502,461

Average Conduit Loan Cut-Off Date Balance (excluding the Investment Grade Loans)

$19,340,356

Average Conduit Property Cut-Off Date Balance (excluding the Investment Grade Loans)

$14,531,402

Largest Mortgage Loan

$362,000,000

Wtd. Avg. Cut-Off Date U/W NCF DSCR

Aggregate Pool: 1.43x; Conduit Only: 1.24x

Wtd. Avg. U/W NCF DSCR

Aggregate Pool: 1.37x; Conduit Only: 1.19x

Wtd. Avg. Cut-Off Date LTV

Aggregate Pool: 67.9%; Conduit Only: 76.9%

Wtd. Avg. Maturity Date LTV

Aggregate Pool: 65.5%; Conduit Only: 74.9%

Geographic Diversity

36 States and Washington, DC

See footnotes on next page.

37

______________________

(3)

(4)(5)

(5)

(5)

(5)

(1)(2)

(1)(2)

(1)

(1)

(1)

Collateral Pool Highlights

Collateral Pool Highlights

1.

Expressed as a percentage of the Initial Mortgage Pool Balance.

2.

The Westfield San Francisco Emporium Mortgage Loan was originated on a 50/50 basis by UBS and Lehman Brothers and each party was allocated 50% of the initial principal balance thereof.   The 1745 Broadway Mortgage Loan was originated on a 75/25 basis by Lehman Brothers and Wachovia Bank and Lehman Brothers was allocated 100% of the initial principal balance thereof.

3.

Includes properties leased to one tenant that occupies 90% or more of the particular property.

4.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

5.

Four (4) Mortgage Loans, collectively representing 1.3% of the Initial Mortgage Pool Balance, each provide that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to the Wtd. Avg. Cut-Off Date LTV, Wtd. Avg. Maturity Date LTV, Wtd. Avg. Cut-Off Date U/W NCF DSCR and Wtd. Avg. U/W NCF DSCR does not reflect these additional amortization payments.

38

______________________

Nebraska
1 property
$9,243,093
0.2% of total
Iowa
4 properties
$40,373,928
1.1% of total
Illinois
13 properties
$88,115,955
2.4% of total
Minnesota
6 properties
$7,797,827
0.2% of total
Wisconsin
11 properties
$19,581,361
0.5% of total
Indiana
19 properties
$36,825,330
1.0% of total
Michigan
9 properties
$25,653,534
0.7% of total
Pennsylvania
12 properties
$46,069,917
1.2% of total
New York
15 properties
$705,756,737
19.0% of total
Washington
12 properties
$38,648,532
1.0% of total
Oregon
1 property
$13,500,000
0.4% of total
Idaho
2 properties
$2,088,853
0.1% of total
Ohio
15 properties
$69,741,175
1.9% of total
West Virginia
1 property
$2,112,734
0.1% of total
Massachusetts
2 properties
$365,790,957
9.9% of total
Connecticut
1 property
$20,000,000
0.5% of total
Rhode Island
2 properties
$34,000,000
0.9% of total
New Jersey
1 property
$3,100,000
0.1% of total
Delaware
1 property
$2,373,641
0.1% of total
Maryland
5 properties
$177,827,879
4.8% of total
District of Columbia
3 properties
$402,912,500
10.9% of total
Nevada
4 properties
$51,500,000
1.7% of total
California
32 properties
$638,264,867
17.2% of total
Utah
1 property
$20,000,000
0.5% of total
Colorado
5 properties
$16,900,000
0.5% of total
Kansas
1 property
$11,203,000
0.3% of total
Texas
31 properties
$319,435,704
8.6% of total
Missouri
4 properties
$18,741,730
0.5% of total
Mississippi
2 properties
$13,410,000
0.4% of total
Tennessee
5 properties
$24,045,000
0.5% of total
Alabama
2 properties
$26,050,000
0.7% of total
Kentucky
20 properties
$54,539,718
1.5% of total
Virginia
4 properties
$102,512,500
2.8% of total
North Carolina
1 property
$4,300,000
0.1% of total
South Carolina
2 properties
$8,021,501
0.2% of total
Georgia
4 properties
$16,405,304
0.4% of total
Florida
19 properties
$266,714,390
7.2% of total
Distribution of Property Types(1)
Hotel 1.3%
Mixed Use 0.6%
Industrial / Warehouse 2.3%
Self Storage 0.4%
Healthcare 3.4%
Multifamily(2) 22.9%
Office 45.7%
Retail 23.4%
>10.0% of Initial Mortgage Pool Balance
5.0 - 10.0% of Initial Mortgage Pool Balance
1.0 - 5.0% of Initial Mortgage Pool Balance
<1.0% of Initial Mortgage Pool Balance

(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Collateral Pool Highlights

Collateral Pool Highlights

39

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics

Cut-Off Date Balance ($)

Mortgage Rate (%)

% of Initial

% of Initial

No.

Cut-Off Date

Mortgage

No.

Cut-Off Date

Mortgage

of Loans

Balance ($)

Pool Bal

of Loans

Balance ($)

Pool Bal

1,225,000 - 6,000,000.00

60

220,193,418

5.9

5.251 - 5.500

1

29,933,608

0.8

6,000,000.01 - 14,000,000.00

38

367,611,031

9.9

5.501 - 5.750

39

1,540,412,306

41.5

14,000,000.01 - 40,000,000.00

27

558,303,487

15.0

5.751 - 6.000

59

680,810,520

18.3

40,000,000.01 - 60,000,000.00

9

443,455,093

11.9

6.001 - 6.250

27

631,570,564

17.0

60,000,000.01 - 100,000,000.00

2

146,933,806

4.0

6.251 - 6.500

11

587,870,457

15.8

100,000,000.01 - 150,000,000.00

3

337,280,000

9.1

6.501 - 6.750

8

242,579,381

6.5

>=150,000,000.01

6

1,639,400,000

44.2

Total:

145

3,713,176,835

100.0

Total:

145

3,713,176,835

100.0

Min:

5.265

Min:

1,225,000

Max:

6.680

Max:

362,000,000

Weighted Average:

5.940

Average:

25,608,116

Original Term to Stated Maturity (months)

State

% of Initial

% of Initial

No.

Cut-Off Date

Mortgage

No.

Cut-Off Date

Mortgage

of Loans

Balance ($)

Pool Bal

of Properties

Balance ($)

Pool Bal

49 - 60

17

680,118,635

18.3

NY

15

705,756,738

19.0

73 - 84

3

224,896,221

6.1

CA

32

638,264,867

17.2

109 - 120

123

2,782,981,978

74.9

DC

3

402,912,500

10.9

133 - 144

1

15,680,000

0.4

MA

2

365,796,957

9.9

169 - 180

1

9,500,000

0.3

TX

31

319,439,704

8.6

Total:

145

3,713,176,835

100.0

FL

19

266,714,390

7.2

Min:

60

MD

6

177,027,879

4.8

Max:

180

VA

4

102,512,500

2.8

Weighted Average:

107

IL

13

88,116,955

2.4

OH

16

69,741,175

1.9

Remaining Term to Stated Maturity (months)

Other(2)

136

576,893,170

15.5

% of Initial

Total:

275

3,713,176,835

100.0

No.

Cut-Off Date

Mortgage

of Loans

Balance ($)

Pool Bal

Property Type

49 - 60

17

680,118,635

18.3

% of Initial

73 - 84

3

224,896,221

6.1

No.

Cut-Off Date

Mortgage

109 - 120

123

2,782,981,978

74.9

of Properties

Balance ($)

Pool Bal

133 - 144

1

15,680,000

0.4

Office

28

1,695,882,927

45.7

169 - 180

1

9,500,000

0.3

Retail

77

853,117,962

23.0

Total:

145

3,713,176,835

100.0

Anchored Retail

61

389,489,709

10.5

Min:

56

Regional Mall

4

386,433,608

10.4

Max:

178

Unanchored Retail

12

77,194,645

2.1

Weighted Average:

106

Multifamily(3)

73

850,172,061

22.9

Healthcare

82

125,000,000

3.4

Amortization Types

Industrial/Warehouse

4

102,548,482

2.8

% of Initial

Hotel

4

49,327,826

1.3

No.

Cut-Off Date

Mortgage

Mixed Use

1

23,920,000

0.6

of Loans

Balance ($)

Pool Bal

Self Storage

6

13,207,577

0.4

Interest Only

66

2,712,041,703

73.0

Total:

275

3,713,176,835

100.0

Amortizing Balloon(5)

78

918,201,326

24.7

Fully Amortizing

1

82,933,806

2.2

Total:

145

3,713,176,835

100.0

40

1.

Percentages based on allocated loan amount per property.

2.

No other state represents more than 1.6% of the Initial Mortgage Pool Balance.

3.

Multifamily component includes mobile home park properties representing 2.2% of the Initial Mortgage Pool Balance.

4.

Four (4) Mortgage Loans, collectively representing 1.3% of the Initial Mortgage Pool Balance, each provide that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to the Amortization Types does not reflect these additional amortization payments.

5.

Includes 18.7% of Mortgage Loans (by Cut-Off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans, 51.1% (by Cut-Off Date Balance) have three years or less of interest-only payments.

______________________

(1)

(1)

(4)

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics (cont.)

Cut-Off Date Loan-to-Value Ratio (%)

Cut-Off Date U/W NCF DSCR (x)

% of Initial

% of Initial

No.

Cut-Off Date

Mortgage

No.

Cut-Off Date

Mortgage

of Loans

Balance ($)

Pool Bal

of Loans

Balance ($)

Pool Bal

<= 50.0

5

899,867,414

24.2

1.05 - 1.19

14

1,103,583,605

29.7

50.1 - 55.0

2

9,900,000

0.3

1.20 - 1.29

68

1,117,419,279

30.1

55.1 - 60.0

5

126,886,693

3.4

1.30 - 1.39

14

118,129,100

3.2

60.1 - 65.0

11

515,061,183

13.9

1.40 - 1.49

22

137,155,355

3.7

65.1 - 70.0

7

50,596,221

1.4

1.50 - 1.59

12

374,932,000

10.1

70.1 - 75.0

26

363,182,950

9.8

1.60 - 1.69

9

594,190,082

16.0

75.1 - 80.0

62

829,895,714

22.4

1.70 - 1.79

1

20,000,000

0.5

>=80.1

27

917,786,660

24.7

>= 1.90

5

247,767,414

6.7

Total:

145

3,713,176,835

100.0

Total:

145

3,713,176,835

100.0

Min:

23.0

Min:

1.06

Max:

90.7

Max:

4.45

Weighted Average:

67.9

Weighted Average:

1.43

Maturity Date Loan-to-Value Ratio (%)

U/W NCF DSCR (x)

% of Initial

% of Initial

No.

Cut-Off Date

Mortgage

No.

Cut-Off Date

Mortgage

of Loans

Balance ($)

Pool Bal

of Loans

Balance ($)

Pool Bal

<= 0.00

1

82,933,806

2.2

1.00 - 1.19

33

1,364,373,605

36.7

10.01- 15.00

1

29,933,608

0.8

1.20 - 1.29

77

1,082,353,279

29.1

35.01- 40.00

1

217,000,000

5.8

1.30 - 1.39

13

100,327,100

2.7

40.01- 45.00

2

276,100,000

7.4

1.40 - 1.49

11

120,165,355

3.2

45.01- 50.00

5

312,924,572

8.4

1.50 - 1.59

1

270,000,000

7.3

50.01- 55.00

3

61,328,000

1.7

1.60 - 1.79

6

531,990,082

14.3

55.01- 60.00

12

120,813,359

3.3

1.80 - 1.89

1

6,100,000

0.2

60.01 - 65.00

15

608,452,481

16.4

>=1.90

3

237,867,414

6.4

65.01 - 70.00

22

227,780,307

6.1

Total:

145

3,713,176,835

100.0

70.01 - 75.00

29

357,964,000

9.6

Min:

1.00

75.01 - 80.00

30

537,457,000

14.5

Max:

4.45

80.01- 85.00

16

273,989,169

7.4

Weighted Average:

1.37

>=85.01

8

606,500,534

16.3

Total:

145

3,713,176,835

100.0

Min:

0.0

Max:

90.7

Weighted Average:

65.5

41

1.

Four (4) Mortgage Loans, collectively representing 1.3% of the Initial Mortgage Pool Balance, each provide that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to Wtd. Avg. Cut-Off Date LTV, Wtd. Avg. Maturity Date LTV, Wtd. Avg. Cut-Off Date U/W NCF DSCR and Wtd. Avg. U/W NCF DSCR does not reflect these additional amortization payments.

2.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

______________________

(1)

(1)

(1)(2)

(1)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans

Investment Grade Loan Characteristics

Percent of

Cut-Off

U/W

Cut-Off

Initial

Date U/W

Name

Property Type    Cut-Off Date

NCF

Date

S&P / Fitch

Balance

Mortgage Pool

NCF

DSCR(2)

LTV(3)

Balance

DSCR

Westfield San Francisco Emporium (A Note)

Regional Mall

$300,000,000

8.1%

1.64x

1.64x

48.2%

BBB-/BBB+

(8)

International Square

Office

270,000,000

7.3

1.53

1.53

40.4

BBB-/BBB-

(9)

Tishman Speyer DC Portfolio I

Office

217,000,000

5.8

1.60

1.60

38.8

BBB-/BBB-

(10)

(11)

(12)

Extendicare Portfolio (A-2 Note)

Healthcare

125,000,000

3.4

3.31

2.72

63.7

AAA/AAA

(13) (14)

(15)

Four Times Square (A-1 Note)

Office

82,933,806

2.2

1.91

1.91

36.3

AAA/AAA

Kentucky Oaks Mall

Regional Mall

29,933,608

0.8

4.45

4.45

23.0

AAA/AAA

Total/Weighted Average:

-

$1,024,867,414

27.6%

1.91x

1.84x

44.3%

-

42

(7)

(4)

(1)

(5) (6)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans

______________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on in-place U/W NCF and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related appraised value.

4.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

5.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 6.046% calculated on an Actual/360 day basis and without regard to the Westfield San
Francisco Emporium Non-Trust Loans. The U/W NCF DSCR for the Westfield San Francisco Emporium Mortgage Loan based on the projected U/W NCF and without regard to the Westfield San
Francisco Emporium Non-Trust Loans is 1.81x. The U/W NCF DSCR based on the projected U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.26x.

6.

The U/W NCF DSCR for the entire Westfield San Francisco Emporium Loan Combination calculated based on interest-only payments based on an interest rate of 6.046% for the Westfield San
Francisco Emporium Mortgage Loan and a weighted average interest rate of 5.80433% for the Westfield San Francisco Emporium Non-Trust Loans calculated on an Actual/360 day basis is 1.14x.
The U/W NCF DSCR for the entire Westfield San Francisco Emporium Loan Combination based on the projected U/W NCF is 1.26x.

7.

Based on the Cut-Off Date Balance of the Westfield San Francisco Emporium Mortgage Loan, without regard to the Westfield San Francisco Emporium Non-Trust Loans.  The Cut-Off Date LTV of the
entire Westfield San Francisco Emporium Loan Combination is 69.9%.   The Cut-Off Date LTV of the Westfield San Francisco Emporium Mortgage Loan based on the stabilized appraised value without regard to the Westfield San Francisco Emporium Non-Trust Loans, is 46.9%.  The Cut-Off Date LTV of the entire Westfield San Francisco Emporium Loan Combination based on the stabilized appraised value is 68.0%.

8.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.372% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.95x.

9.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.435% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on the projected U/W NCF is 1.88x.

10.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

11.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and annual debt constant of 8.2172065%
commencing with payment date in December 2009.

12.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

13.

The scheduled debt service was calculated by adding the 12 consecutive monthly payments due with respect to the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust
Loan, commencing on the payment date in March 2007. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 119 months of the loan term (beginning 1/11/2007) to the Four Times Square Mortgage Loan and (ii) interest payments computed by applying the 5.590% coupon to the outstanding principal balance of the Four Times
Square Mortgage Loan and the Four Times Square A-2 Note Non-Trust Loan (aggregate original principal balance of $516,123,000). The resulting loan constant for the Four Times Square Mortgage
Loan and the Four Times Square Note A-2 Non-Trust Loan is 6.726%.

14.

Calculated based on the combined Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan. Based on the $650,000,000 Four Times Square Loan Combination, the U/W
NCF DSCR based on the as-is U/W NCF is 1.78x. The U/W NCF DSCR based on stabilized U/W NCF is 2.44x  for the combined Four Times Square Mortgage Loan and the Four Times Square Note A-
2 Non-Trust Loan and 2.28x for the Four Times Square Loan Combination.

15.

Calculated based on the combined Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan with a total Cut-Off Date balance of $600,000,000.   Based on the
$650,000,000 Four Times Square Loan Combination, the Cut-Off Date LTV is 39.4%.

43

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Westfield San Francisco Emporium

Shadow Rating:

BBB-/BBB+

Purpose:

Refinance

Cut-Off Date Balance:

$300,000,000

(3)

Loan Per Square Foot:

$310

Interest Rate:

6.046%    per annum

Maturity Date:

1/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

Westfield America Limited Partnership and Forest City Enterprises, Inc.

Property:

Retail emporium with an aggregate of 966,442    square feet that is part of a regional mall with approximately

1,454,974 square feet of gross leasable area

Property Manager:

Westfield LLC, an affiliate of the borrower

Location:

San Francisco, CA

Year Built:

1900s, 2006

Overall Occupancy:

98.1% (as of 11/21/2006)

Anchor/Retail Sales/SF:

NAP

Anchor/Retail Cost of Occupancy:

NAP

Anchor:

Bloomingdale’s (352,416 square feet: credit rating of BBB/BBB+)

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Westfield San Francisco Emporium Mortgage Loan in

the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.

Reflects the Westfield San Francisco Emporium Mortgage Loan which is part of the Westfield San Francisco Emporium Loan Combination totaling $435,000,000.   The Westfield San Francisco

Emporium Loan Combination includes the Westfield San Francisco Emporium Non-Trust Loans in the aggregate amount of $135,000,000.

3.

Based solely on the Westfield San Francisco Emporium Mortgage Loan and gross square feet of the entire mall including any anchor or in-line tenant space not part of the collateral.

4.

The weighted average mortgage interest rate for the Westfield San Francisco Emporium Non-Trust Loans is 5.80433%.

5.

Collateral consists of 609,200 square feet comprised of 363,101 square feet of retail, which includes a 52,636 square foot 9-screen cinema, and 246,099 square feet of office space.

6.

In addition to fully executed leases, occupancy includes approved leases and leases that are out-for-signature.   In-line occupancy, which includes fully executed leases, approved leases and leases that are out-for-signature, was 98.0% as of 11/21/2006.  Excluding approved and out-for-signature leases, overall occupancy is 91.9% and in-line occupancy is 91.6%.

7.

No sales information is available yet due to the property opening in September 2006.

8.

Bloomingdale’s and Global Gourmet are not part of the collateral.

44

(1)

(2)

(4)

(5)

(6)

(7)

(7)

______________________

(8)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Westfield San Francisco Emporium (cont.)

Major and In-Line

Approx.

% Total

% Total Base

Rent

Lease

Tenants:

Tenant

Square Feet

Square Feet

Revenues

PSF

Ratings

Expiration Date

Century Theaters

52,636

5.4%

4.0%

$24.00

B/NR

9/30/2016

Bristol Farms

28,780

3.0%

3.1%

$33.33

BB-/BB-

1/31/2017

Borders

20,000

2.1%

2.7%

$42.00

NR

1/31/2017

H&M

14,479

1.5%

2.2%

$47.50

NR

1/31/2017

Ruehl

11,087

1.1%

2.5%

$70.00

NR

1/31/2017

Adidas

11,049

1.1%

2.3%

$65.00

NR

1/31/2022

Approx.

% Total

% Total Base

Rent

Lease

Major Office Tenants:

Tenant

Square Feet

Square Feet

Revenues

PSF

Ratings

Expiration Date

San Francisco State University

107,125

11.1%

10.5%

$30.50

NR

12/31/2021

Microsoft

76,614

7.9%

7.6%

$33.00

NR

12/31/2014

Burke Williams Spa

15,841

1.6%

2.2%

$43.00

NR

1/31/2022

1.

Ranked by approximate total square feet.

2.

The percentages of total square feet are based on the entire Westfield San Francisco Emporium aggregating 966,442 square feet, comprised of 720,343 square feet of retail space and 246,099 square

feet of office space.   Bloomingdale’s space, totaling 352,416 square feet and Global Gourmet, totaling 4,826 square feet, is not part of the Westfield San Francisco Emporium Mortgage Loan’s

collateral.   Total collateral square feet is 609,200.

3.

The percentages of total base revenues are based on underwritten base rental revenues for the entire property.

4.

Reflects in-place base rent.

5.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

6.

The lease for 5,000 square feet of the 76,614 square feet is out-for-signature.

45

______________________

(1)

(2)

(3)

(4)

(5)

(1)

(2)

(3)

(4)

(5)

(6)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Westfield San Francisco Emporium (cont.)

Rollover Schedule:

Approximate Expiring

As % of Total

Cumulative % of Total

Approximate Expiring

As % of Total Base

Cumulative % of Total

Year

Square Feet

Square Feet

Square Feet

Base Revenues

Revenues

Base Revenues

2007

0

0.0%

0.0%

$0

0.0%

0.0%

2008

0

0.0

0.0%

0

0.0

0.0%

2009

0

0.0

0.0%

0

0.0

0.0%

2010

465

0.0

0.0%

244,999

0.8

0.8%

2011

100

0.0

0.1%

65,000

0.2

1.0%

(2)

52,699

5.5

5.5%

1,429,532

4.6

5.6%

2012

2013

250

0.0

5.5%

70,000

0.2

5.8%

2014

76,614

7.9

13.5%

2,363,262

7.6

13.3%

2015

588

0.1

13.5%

86,201

0.3

13.6%

2016

86,040

8.9

22.4%

4,676,622

15.0

28.6%

2017 and beyond

731,137

75.7

98.1%

22,329,226

71.4

100.0%

Vacant

18,549

1.9

100.0%

0

-

-

Total

966,442

100.0%

$31,264,842

100.0%

1.

Based on total square feet of the entire Westfield San Francisco Emporium aggregating 966,442 square feet, comprised of 720,343 square feet of retail space and 246,099 square feet of office space.

2.

There is 34,191 square feet of speculative lease-up space, which is assumed to have a lease term of five years commencing July 2007 through July 2012.

3.

Includes a lease for 150 square feet which is out-for-signature but not yet executed.

4.

Includes a lease for 5,000 square feet which is out-for-signature but not yet executed.

5.

Includes leases for 14,863 square feet which are out-for-signature but not yet executed.

6.

Includes Bloomingdale’s (352,416 square feet) and Global Gourmet (4,826 square feet) which are not part of the collateral.

46

______________________

(1)

(1)

(1)

(3)

(4)

(5)(6)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Westfield San Francisco Emporium (cont.)

Appraised Value:

$622,000,000 (as of 10/27/2006)

Cut-Off Date LTV:

48.2%

(3)

In-Place NCF:

30,120,744

U/W NCF DSCR:

1.64x

Ownership Interest:

Fee

Reserves:

Springing monthly reserves for taxes and insurance in an amount equal to 105% of one-twelfth of the estimated annual real estate taxes and an amount equal to one-twelfth of the estimated annual insurance premiums payable during the following 12 months upon an event of default.  Springing monthly reserve for tenant rollover based
on $1.20 per square foot of in-line space of 315,291 square feet upon an event of default.   In lieu of making
payments for springing reserves, the related guarantor may provide one or more letters of credit for the amount
that would have been held in reserve for the next twelve months.   Guaranty of unfunded tenant improvements in
an amount up to $27,671,534 has been provided by Westfield America Limited Partnership.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after securitization. Prepayment with penalty permitted in whole only

beginning two years after securitization.   Prepayment without penalty permitted six months prior to maturity date.

Guaranty:

A combination of a letter of credit in the amount of $15,803,651 and a limited payment guaranty was delivered in the amount of $15,803,651 from Westfield America Limited Partnership have been provided to secure the

Westfield San Francisco Emporium Mortgage Loan.

1.

Based on as-is appraised values of $550,000,000 for the retail component and $72,000,000 for the office component.   The stabilized appraised value for the office component is $90,000,000 as of

2/1/2008 resulting in a stabilized appraised value for the Westfield San Francisco Emporium of $640,000,000.

Based on the Cut-Off Date Balance of the Westfield San Francisco Emporium Mortgage Loan, without regard to the Westfield San Francisco Emporium Non-Trust Loans.  The Cut-Off Date LTV of the
entire Westfield San Francisco Emporium Loan Combination is 69.9%.  The Cut-Off Date LTV of the Westfield San Francisco Emporium Mortgage Loan based on the stabilized appraised value without
regard to the Westfield San Francisco Emporium Non-Trust Loans, is 46.9%.   The Cut-Off Date LTV of the entire Westfield San Francisco Emporium Loan Combination based on the stabilized appraised value is 68.0%.

3.

Reflects in-place U/W NCF. Projected U/W NCF is projected to be $33,234,246 based on assumed execution leases out-for-signature and lease-up vacant office space to 95% occupancy and certain other lease-up assumptions.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 6.046% calculated on an Actual/360 day basis and without regard to the Westfield San Francisco
Emporium Non-Trust Loans. The U/W NCF DSCR for the Westfield San Francisco Emporium Mortgage Loan based on the projected U/W NCF (described in footnote (3) above) and without regard to the Westfield San Francisco Emporium Non-Trust Loans is 1.81x.  The U/W NCF DSCR based on the projected U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.26x.

The U/W NCF DSCR for the entire Westfield San Francisco Emporium Loan Combination calculated based on interest-only payments based on an interest rate of 6.046% for the Westfield San Francisco
Emporium Mortgage Loan and a weighted average interest rate of 5.80433% for the Westfield San Francisco Emporium Non-Trust Loans calculated on an Actual/360 day basis is 1.14x.  The U/W NCF
DSCR for the entire Westfield San Francisco Emporium Loan Combination based on the projected U/W NCF (described in footnote (3) above) is 1.26x.

47

______________________

(1)

(2)

(4)(5)

2.

4.

5.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

International Square

Shadow Rating:

BBB-/BBB-

Purpose:

Acquisition

Cut-Off Date Balance:

$270,000,000

Loan Per Square Foot:

$263

Interest Rate:

6.372% per annum

Maturity Date:

1/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

Tishman Speyer Real Estate Venture VI, L.P. and an affiliate of Lehman Brothers

Class A office complex comprised of three connected 12-story office buildings with an aggregate of 1,027,338 square feet of net rentable area

Property:

Property Manager:

Tishman Speyer Properties, L.P., an affiliate of the borrower

Location:

Washington, DC

Year Built:

1977, 1979, 1982; renovated 2007

Occupancy:

86.3%  (as of 8/31/2006)

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the International Square Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

48

(1)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

International Square (cont.)

Approx.

% Total

% Total Base

Rent

Lease

Major Tenants:

Tenant

Square Feet

Square Feet

Revenues

PSF

Ratings

Expiration Date

Dickstein Shapiro Morin & Oshi

393,325

38.3%

41.8%

$41.01

NR

6/30/2021

Merrill Lynch, Pierce, Fenner

73,859

7.2%

7.8%

$40.68

AA-/AA-

12/31/2008

Smith Group Midatlantic, Inc.

51,878

5.0%

4.6%

$34.13

NR

6/30/2012

Milbank, Tweed, Hadley & McCloy

47,084

4.6%

5.3%

$43.34

NR

8/31/2012

Robins, Kaplan, Miller & Cires

41,626

4.1%

4.5%

$42.75

NR

1/31/2022

Rollover Schedule:

Approximate Expiring

As % of Total

Cumulative % of Total

Approximate Expiring

As % of Total Base

Cumulative % of Total

Year

Square Feet

Square Feet

Square Feet

Base Revenues

Revenues

Base Revenues

(7)

2007

35,919

3.5%

3.5%

$1,401,198

3.6%

3.6%

2008

93,624

9.1

12.6%

6,417,306

16.4

19.9%

2009

75,147

7.3

19.9%

2,995,661

7.6

27.6%

2010

23,171

2.3

22.2%

1,084,861

2.8

30.4%

(8)

35,957

3.5

25.7%

1,558,448

4.0

34.3%

2011

2012

103,758

10.1

35.8%

4,412,713

11.3

45.6%

2013

35,053

3.4

39.2%

1,402,715

3.6

49.2%

2014

21,614

2.1

41.3%

857,884

2.2

51.4%

2015

2,614

0.3

41.5%

119,474

0.3

51.7%

2016

22,843

2.2

43.8%

1,017,494

2.6

54.3%

2017 and beyond

436,643

42.5

86.3%

17,934,416

45.7

100.0%

Vacant

140,995

13.7

100.0%

0

-

-

Total

1,027,338

100.0%

$39,202,170

100.0%

1.

Ranked by approximate square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Smith Group Midatlantic, Inc.’s lease expiration includes 50,990 square feet expiring 6/30/2012 and 888 square feet leased on a month-to-month basis.

6.

Based on in-place underwritten base rental revenues.

7.

Includes any month-to-month tenants.

8.

Includes base revenues attributable to vacated space formerly leased by CarrAmerica Realty Corporation (further described in footnote (9) below).

9.

Includes 67,713 square feet vacated by CarrAmerica Realty Corporation; however, a reserve in the amount of $3,403,375 has been established for rent payments on this space through and including

1/11/2009.

49

(2)

(3)

(4)

(6)

(6)

(6)

(1)

(8)

(9)

(5)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

International Square (cont.)

Appraised Value:

$668,000,000 (as of 10/1/2006)

Cut-Off Date LTV:

40.4%

(1)

U/W NCF:

$26,684,203

U/W NCF DSCR:

1.53x

Ownership Interest:

Fee

Reserves:

Upfront reserves in the amounts of $3,403,375 for Suite 400 reserve relating to the vacated CarrAmerica Realty Corporation space, $3,378,556 for unfunded tenant obligations and $1,200,000 for tenant rollover. On-going reserves for taxes and insurance, provided however, the insurance reserves are not required if the property is covered under the Sponsor’s blanket insurance policy.   Monthly replacement reserve of $14,442 per month, provided however, replacement reserves are not required so long as funds are available under credit facility of affiliated entity.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted six months prior to maturity date.

Mezzanine Debt:

Aggregate of $103,438,715 in mezzanine financings co-terminus with first mortgage loan and subject to an intercreditor agreement which complies with rating agency guidelines.

2.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.372% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF (described in footnote (1) above) is 1.95x.

50

(2)

1.

Reflects in-place U/W NCF which includes rent attributable to the vacated space formerly leased by CarrAmerica Realty Corporation for which a reserve in the amount of $3,403,375 has been established for rent payments on this space through and including 1/11/2009.   Projected U/W NCF based on assumed mark-to-market rent adjustment applied to below-market tenant leases, projected increase of building square footage by approximately 127,988 square feet upon remeasurement and the related additional rent based on current market rents, and assumed lease-up of vacated space, is $34,029,167.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Tishman Speyer DC Portfolio I

Shadow Rating:

BBB-/BBB-

Purpose:

Acquisition

Cut-Off Date Balance:

$217,000,000

Loan Per Square Foot:

$231

Interest Rate:

6.435% per annum

Maturity Date:

1/11/2014

Term to Maturity:

7 years

Amortization:

Interest Only

Sponsor:

Tishman Speyer Real Estate Venture VI, L.P. and an affiliate of Lehman Brothers

Property:

Four Class A office buildings totaling 940,079 square feet of net rentable area consisting of the 360,049 square foot  Commonwealth Tower, the  246,883 square foot  1201 F Street Building, the 224,492 square  foot Commercial National Bank Building and the 108,655 square foot TransPotomac Plaza V

Property Manager:

Tishman Speyer Properties, L.P., an affiliate of the borrower

Location:

Washington, DC (1201 F Street and Commercial National Bank Building); Arlington, VA (Commonwealth

Tower); Alexandria, VA (TransPotomac Plaza V)

Year Built:

1201 F Street: 2000; Commercial National Bank Building: 1917, renovated 1989; Commonwealth Tower: 1971, renovated 1995; TransPotomac Plaza V: 1982.

Occupancy:

84.1%     (as of 8/31/2006)

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Tishman Speyer DC Portfolio I Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.

Weighted average as of 8/31/2006, based on allocated loan amounts and individual property occupancy.

51

(1)

(2)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Tishman Speyer DC Portfolio I (cont.)

Approx.

% Total

% Total Base

Rent

Lease

Major Tenants:

Tenant

Square Feet

Square Feet

Revenues

PSF

Expiration Date

American Chemistry Council

146,546

15.6%

17.1%

$33.15

12/31/2010

Skadden, Arps, Slate, Meagher

138,525

14.7%

21.3%

$43.17

10/31/2013

CRA International

48,799

5.2%

6.4%

$36.47

10/31/2010

Cadwalader, Wickersham & Taft

47,682

5.1%

6.4%

$37.73

4/30/2010

American Association of Health Plans/

40,960

4.4%

5.4%

$36.90

1/31/2011

Health Insurance Association of America

Rollover Schedule:

Approximate Expiring

As % of Total Base

Cumulative % of Total

Approximate Expiring

As % of Total

Cumulative % of Total

Year

Square Feet

Square Feet

Square Feet

Base Revenues

Revenues

Base Revenues

(5)

2007

91,465

9.7%

9.7%

$2,944,934

10.3%

10.3%

2008

87,888

9.3

19.1%

3,186,866

11.2

21.5%

2009

11,803

1.3

20.3%

420,105

1.5

22.9%

2010

345,202

36.7

57.1%

12,155,471

42.6

65.5%

2011

54,715

5.8

62.9%

2,089,918

7.3

72.8%

2012

16,311

1.7

64.6%

631,574

2.2

75.0%

2013

146,500

15.6

80.2%

6,400,461

22.4

97.4%

2014

6,274

0.7

80.9%

187,153

0.7

98.1%

2015

0

0.0

80.9%

0

0.0

98.1%

2016

14,399

1.5

82.4%

544,870

1.9

100.0%

2017 and beyond

0

0.0

82.4%

0

0.0

100.0%

Vacant

165,522

17.6

100.0%

0

-

-

Total

940,079

100.0%

$28,561,352

100.0%

1.

Ranked by approximate square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Based on in-place underwritten base rental revenues.

5.

Includes any month-to-month tenants.

52

(1)

(2)

(3)

(4)

(4)

(4)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Tishman Speyer DC Portfolio I (cont.)

(1)

Appraised Value:

$560,000,000

(as of 10/1/2006)

Cut-Off Date LTV:

38.8%

(2)

U/W NCF:

$22,634,862

U/W NCF DSCR:

1.60x

Ownership Interest:

Fee

Reserves:

Upfront reserves in the amounts of $3,100,000 for tenant rollover and $1,741,983 for unfunded tenant obligations. On-going reserves for taxes and insurance, provided however, insurance reserves are not required if the property is covered under the Sponsor’s blanket insurance policy.  On-going reserve in the annual amount of

$0.15 per square foot for repairs and replacements.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted in whole or in part beginning two years after securitization. Prepayment without penalty permitted six months prior to maturity date.

Mezzanine Debt:

Aggregate of $88,534,465 in mezzanine financings co-terminus with first mortgage loan and subject to an intercreditor agreement which complies with rating agency guidelines.

Partial Releases of Properties:

Yes, permitted with defeasance

Substitution

Yes

1.

Aggregate of the appraised values for the four properties securing the loan.

2.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to-market rent adjustments applied to below-market tenant leases and certain other lease-up assumptions is $26,661,357.

3.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.435% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on the projected U/W NCF

(described in footnote (2) above) is 1.88x.

53

(3)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio

Shadow Rating:

AAA/AAA(1)

Purpose:

Recapitalization

(2)

Cut-Off Date Balance:

$125,000,000

(3)

Loan Per Bed:

$58,879

Interest Rate:

6.6525% per annum

Maturity Date:

11/11/2011

Term to Maturity:

5 years

Amortization:

25 years

Sponsor:

Extendicare Health Services, Inc.

Property:

Portfolio of 80 skilled nursing facilities and 2 skilled nursing and assisted living facilities with an aggregate of

8,492 beds

Property Manager:

Self-Managed

Location:

Kentucky (19), Indiana (14), Wisconsin (11), Ohio (11), Washington (10), Pennsylvania (9), Minnesota (4), Idaho

(2), Delaware (1) and West Virginia (1)

Year Built:

1948-2000; renovated 1980-2006

Occupancy:

93.9%    (as of 6/30/2006)

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Extendicare Portfolio Mortgage Loan in the Trust, its

credit characteristics are consistent with the obligations that are so rated.

2.

Reflects the Extendicare Portfolio Mortgage Loan, which is part of the Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 is comprised of three pari passu A Notes consisting of the Extendicare Portfolio Mortgage Loan (A-2 Note) and the A-1 and A-3 Notes.  The A-1 and A-3 Notes, aggregating $375,000,000, are not part of the Trust.

3.

Based on the Extendicare Portfolio pari passu A Notes totaling $500,000,000.

4.

Payments of interest only are required through and including the payment date in November 2009.

5.

The Extendicare Portfolio Mortgaged Properties are managed by affiliates of the Extendicare Portfolio borrower.

6.

Weighted average as of 6/30/2006, based on allocated loan amounts and individual property occupancy.

54

(4)

(6)

(5)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio (cont.)

(1)

Appraised Value:

$785,120,000

(as of 8/31/2006)

Cut-Off Date LTV:

63.7%

(4)

U/W NCF:

$111,783,127

Cut-Off Date U/W NCF DSCR:

3.31x

U/W NCF DSCR:

2.72x

Ownership Interest:

Fee

Reserves:

Upfront reserve in the amount of $3,000 for one-month’s ground rent.   On-going reserves for insurance, ground

rent and taxes, provided however, insurance reserves are not required if the property is covered under the
Sponsor’s blanket insurance policy, ground rent reserves are not required so long as the borrower provides evidence of ground rent payments and tax reserves are not required so long as, among other conditions, the
Sponsor has delivered a guaranty of tax payments.   On-going monthly reserve for replacements in an amount
equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare
Portfolio facilities.

Lockbox:

Hard

Defeasance/Prepayment:

Prepayment permitted in whole only at any time, provided such prepayment is accompanied with payment of a prepayment consideration equal to the greater of 1% of the principal amount and yield maintenance. Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted in whole or in part three months prior to maturity date.

1.

Aggregate of the appraised values for the 82 properties securing the loan.

2.

The appraisal as of date for the Parkview Nursing Center is 9/1/2006.   The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of 1/1/2007 for River's Bend Health & Rehab and as of 3/1/2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

3.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

4.

U/W NCF is the aggregate for the 82 Extendicare Portfolio Mortgaged Properties.

5.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

6.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and annual debt constant of 8.2172065%

commencing with payment date in December 2009.

7.

55

(2)

(3)

(5)

(6)

(7)

One of the Extendicare Portfolio Mortgaged Properties known as Arbors at Dayton Nursing and Subacute Center is a leasehold interest pursuant to a ground lease expiring on or about 10/23/2045.

Two of the Extendicare Portfolio Mortgaged Properties known as Cedar Springs Health and Rehab Center and River’s Bend Health and Rehab are fee interests in commercial condominium units.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio (cont.)

Partial Release of Properties:

Yes, permitted with defeasance

Substitution of Properties:

Borrower will be permitted to substitute mortgage properties which are either (i) skilled nursing or (ii) assisted living facilities and whose aggregate allocated loan amounts represent up to 20% of the initial loan amount, subject to certain credit  criteria  including(i)  DSCR test,  (ii)  minimum value test, and  (iii) rating agency confirmation.

56

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans

Other Significant Mortgage Loan Characteristics

Percent of

Cut-Off Date

Property

Cut-Off Date

Initial

U/W NCF

Cut-Off

Name

U/W NCF

Type

Balance

Mortgage

DSCR

Date LTV

DSCR

Pool Balance

State Street Building (A-2 Note)

Office

$362,000,000

9.7%

1.15x

1.15x

87.2%

(6)

1745 Broadway

Office

340,000,000

9.2

1.17

1.17

64.8

(7)

(8)

(9)

Bethany Maryland Portfolio (Senior Component)

Multifamily

150,400,000

4.1

1.06

1.06

84.4

(10)

1166 Avenue of the Americas

Office

110,000,000

3.0

1.07

1.07

75.9

(11)

(12)

Bethany Houston Portfolio (A Note)

Multifamily

102,280,000

2.8

1.24

1.24

86.8

(13)

(14)

(13)

(14)

(13)

(15)

Lembi Portfolio

Multifamily

85,600,000

2.3

1.20

1.20

61.8

Total/Weighted Average:

-

$1,150,280,000

31.0%

1.15x

1.15x

77.2%

See footnotes on next page.

57

(1)

(2)

(3)

(4)

(4)

(5)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans (cont.)

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest-only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related or estimated appraised value.

4.

Calculated based on U/W NCF and interest-only payments based on an interest rate of 5.659% calculated on an Actual/360 day basis.

5.

Based on the entire State Street Building Loan Combination of $775,000,000.

6.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.680% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.43x.

Calculated based on aggregate in-place U/W NCF and interest-only payments based on the initial rate of 5.7289% per annum during the accrual period through 12/10/2008 for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the Junior Component thereof.   The U/W NCF DSCR for the entire Bethany Portfolio Mortgage Loan based on the aggregate in- place U/W NCF and interest-only payments based on the initial rate of 5.7289% for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan and a minimum pay rate of 5.0% for the Junior Component of the Bethany Maryland Portfolio Mortgage Loan is 0.89x.

The U/W NCF DSCR calculated based on the aggregate projected U/W NCF and based on the initial rate of 5.7289% per annum for the Bethany Maryland Portfolio Senior Component without regard to the Junior Component thereof is 1.18x.   The aggregate projected U/W NCF DSCR of the entire Bethany Maryland Portfolio Mortgage Loan based on the initial rate of 5.7289% for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan and a minimum pay rate of 5.0% for the Junior Component of the Bethany Maryland Portfolio Mortgage Loan is 0.99x.

10.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.568% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.13x.

Calculated based on aggregate in-place U/W NCF and the initial rate of 6.0165% per annum during the accrual period for the Bethany Houston Portfolio Mortgage Loan without regard to the Bethany Houston Portfolio Non-Trust Loans.  The aggregate in-place U/W NCF DSCR of the entire Bethany Houston Portfolio Loan Combination (which includes $347,351 and $25,907 of accrued interest on the Bethany Houston Portfolio B Note and C Note, respectively) based on the initial rate of 6.0165% per annum for the Bethany Houston Portfolio Mortgage Loan, a minimum pay rate of 7.0% for the Bethany Houston Portfolio B-Note and no minimum current pay rate for the Bethany Houston Portfolio C Note is 1.03x.

12.

Based on the Bethany Houston Portfolio Mortgage Loan only. The Cut-Off Date LTV based on the entire Bethany Houston Portfolio Loan Combination is 103.7%.   Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Bethany Houston Portfolio Mortgage Loan is 69.7% and for the entire Bethany Houston Portfolio Loan Combination is 83.2%.

13.

Calculated as a weighted average based on allocated loan balances.

14.

Calculated based on interest-only payments based on the interest rate of 6.510% calculated on an Actual/360 day basis.

15.

Calculated based on the aggregate of the appraised values of the nineteen properties securing the five loans included in the Lembi Portfolio.

58

7.

8.

Based on the Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the Junior Component thereof. The Cut-Off Date LTV for the entire Bethany Maryland Portfolio Mortgage Loan is 103.1%.  Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the Junior Component thereof is 72.3% and for the entire Bethany Maryland Portfolio Mortgage Loan is 88.4%.

9.

11.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

State Street Building

Purpose:

Acquisition

(1)

Cut-Off Date Balance:

$362,000,000

(2)

Loan Per Square Foot:

$742

Interest Rate:

5.659% per annum

Maturity Date:

1/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

Fortis Property Group, LLC

36-story, Class A office building containing approximately 1,045,106 square feet of net rentable area (of which

Property:

20,108 square feet is storage space)

Property Manager:

State Street Corp.

Location:

Boston, MA

Year Built:

2003

Occupancy:

100.0% (as of 12/8/2006)

1.

Reflects the State Street Building Note A-2 Mortgage Loan, which is part of the State Street Building Loan Combination of $775,000,000.   The aggregate amount of $413,000,000 comprises the State Street Building Non-Trust Loans.

2.

Based on the entire $775,000,000 State Street Building Loan Combination.  Loan Per Square Foot based on the $362,000,000 State Street Building Note A-2 Mortgage Loan is $346.

59

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

State Street Building (cont.)

% Total

% Total

Lease

Approx.

Square

Base

Rent

Expiration

Major Tenants:

Tenant

Square Feet

Feet

Revenue

PSF

Ratings

Date

SSB Realty, LLC

1,045,106

100.0%

$100.0

$62.33

AA-/AA-

9/30/2023

(guaranteed by State Street Corporation)

Appraised Value:

$889,000,000 (as of 11/20/2006)

Cut-Off Date LTV:

87.2%

(4)

U/W NCF:

$51,025,884

Cut-Off Date U/W DSCR:

1.15x

Ownership Interest:

Fee

SSB Realty, LLC (“SSB”) leases 100% of the mortgaged property through 9/30/2023. The mortgaged property contains a total of 1,045,106 square feet, of which 1,024,998 square feet comprises office and retail space and 20,108 square feet comprises storage space (for which there are no associated rental payments). The Rent PSF is flat over the term of the lease. In addition, SSB leases a 900-space, five-level underground parking garage for a current annual rental rate of $4,000,000 under a lease expiring 9/30/2023.   The annual rental rate for the parking garage increases by $400,000 per year through 2009; thereafter, the rental rate increases by a CPI factor. SSB subleases the 14th floor and floors 16-20 to Kirkpatrick & Lockhart Nicholson Graham LLP. In the fifth lease year, the sub-tenant has the right to lease all or part of the 15th floor for the remainder of its lease term at rental rates pursuant to the sublease. Following the 10 th lease year anniversary, Kirkpatrick & Lockhart Nicholson Graham LLP may terminate its sublease at any time on a full floor basis with payment of a fee. Additionally, SSB Realty, LLC subleases 933 square feet of retail space to Liberty Travel, Inc. and 560 square feet of retail space to Martin’s News Shops of Boston, Inc. and 1,070 square feet and 12 parking spaces to Select Car Rental, LLC.

2.

Credit ratings are those by S&P and Fitch, respectively, and reflect the rating of the guarantor under the related lease.

3.

Based on the entire State Street Building Loan Combination of $775,000,000.

4.

U/W NCF and Cut-off Date U/W NCF DSCR include rental payments for the parking garage calculated by averaging rental payments (assuming certain CPI increases after 2009) over the term of the lease.

Calculated based on U/W NCF and interest-only payments based on an interest rate of 5.659% calculated on an Actual/360 day basis.

60

(1)

(2)

(3)

(3)(4)(5)

1.

5.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

State Street Building (cont.)

Reserves:

In the event of a default and during the continuance of an event of default, the borrower will be required to fund monthly tax and insurance escrow payments in an amount equal to one-twelfth of annual payments. In the event of a default, the borrower will be required to make monthly deposits into a capital expenditure reserve in an amount equal to one-twelfth of $0.15 per square foot per annum.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after the last securitization of any portion of the State Street Building Loan Combination. Prepayment without penalty permitted after 10/11/2016.

Terrorism Insurance Cap:

During any period that TRIA is in effect, no premium cap is specified. During any period that TRIA is not in effect, the borrower shall not be required to pay annual terrorism insurance policy or endorsement premiums in excess of three times the premium as of the State Street Building Loan Combination closing date for the required (i) comprehensive all risk insurance coverage, (ii) general liability insurance coverage and (iii) business interruption insurance coverage.

61

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

1745 Broadway

Purpose:

Acquisition

Cut-Off Date Balance:

$340,000,000

Loan Per Square Foot:

$534

Interest Rate:

5.680% per annum

Maturity Date:

1/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

The Witkoff Group LLC

Property:

Commercial condominium unit on floors 2-25 totaling 636,598 square feet of office space and a 92.5% share of condominium common elements in a 50-story Class A office building

Property Manager:

The Witkoff Group, LLC, an affiliate of the borrower

Location:

New York, NY

Year Built:

2003

Occupancy:

100.0% (as of 1/1/2007)

1745 Broadway is comprised of three condominium components including the subject collateral unit as described above. The two condominium components that are not part of the collateral are the retail units on the ground floor with a two-level parking garage and storage spaces on below grade levels, and the residential condominium component with 108 individually-owned residential condominium units on floors 27-50.

62

1.

(1)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

1745 Broadway (cont.)

Major Tenants

Approx

% Total

% Total

Lease

Tenant

Square Feet

Square Feet

Base Revenues

Rent PSF

Ratings

Expiration Date

(4)

Random House, Inc.

636,598

100.0%

100.0%

$32.19

BBB+/BBB+

6/30/2018

Appraised Value:

$525,000,000 (as of 1/1/2007)

Cut-Off Date LTV:

64.8%

(6)

U/W NCF:

$22,877,703

Cut-Off Date U/W NCF DSCR:

1.17x

Ownership Interest:

Leasehold

Reserves:

On-going reserves for taxes and insurance, provided however, these reserves are not required so long as the Random House lease is in effect and the tenant is directly making payments of taxes and insurance.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Ground Lease:

The property is subject to a ground lease expiring 3/31/2098, subject to 10, five-year renewal options.

1.

Tenant’s lease is guaranteed by parent company Bertelsmann, AG and its subsidiary Bertelsmann, Inc.

2.

Reflects in-place net base rent.

3.

Credit ratings are those by S&P and Fitch, respectively, and reflect the ratings of the parent company and lease guarantor Bertelsmann AG.

4.

Reflects net base rent under long term net lease.  Tenant responsible for additional charges including taxes, ground rent and condominium charges.

5.

The lease provides for two, 10-year renewal options at 95% of fair market value.

6.

Reflects in-place U/W NCF.   Projected U/W NCF based on assumed remeasurement of the square footage of the subject space by an additional 37,124 square feet and the related additional rent at estimated market rents upon expiration of the Random House lease in 2018 and certain other lease-up assumptions, is $28,096,652.

7.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.680% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF (described in footnote (6) above) is 1.43x.

63

(1)

(2)

(3)

(5)

(7)

______________________

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Bethany Maryland Portfolio

Purpose:

Acquisition

(1)

Cut-Off Date Balance:

$150,400,000

(1)

Loan Per Unit:

$94,770

Interest Rate:

5.7289%      per annum

Maturity Date:

12/11/2011

Term to Maturity:

5 years

Amortization:

Interest Only

Sponsor:

Bethany Holdings Group, LLC

Property:

Portfolio of four garden-style apartment complexes with an aggregate of  1,587 residential units (737 one-bedroom units   , 818 two-bedroom units and 32 three-bedroom units)

Property Manager:

The Bethany Management Group, LLC, an affiliate of the borrower

Location:

Laurel,  MD (Willow  Lake  Apartments);  Glen  Burnie,  MD (Quail  Hollow  Apartments  and  Woodhill Apartments); Middle River, MD (Seneca Bay Apartments)

Year Built:

Willow Lake Apartments: 1962; Quail Hollow Apartments: 1972; Woodhill Apartments: 1968; Seneca Bay Apartments: 1968-1969.

Occupancy:

88.3%     (as of 12/1/2006)

1.

Based on the Bethany Maryland Portfolio Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the Bethany Maryland Portfolio Junior Component.

2.

The interest rate is for the Senior Component only of the Bethany Maryland Portfolio Mortgage Loan and accrues interest at a rate of 5.7289% per annum through and including the accrual period expiring 12/10/2008.   From and after the accrual period expiring 12/11/2008, the interest rate for the Bethany Maryland Portfolio Senior Component is 5.9789% per annum.   The interest rate for the Junior Component of the Bethany Maryland Portfolio Mortgage Loan is 11.24596% provided, however, the minimum current pay rate is 5.0% with any unpaid interest accrued and capitalized to the principal balance of the Bethany Maryland Portfolio Junior Component.

3.

Unit count for the one bedroom units includes 14 efficiency units.

4.

Weighted average based on number of units and 84.0% occupancy for Willow Lake Apartments, 92.3% occupancy for Quail Hollow Apartments, 85.9% occupancy for Woodhill Apartments and 91.5% occupancy for Seneca Bay Apartments.

64

(2)

(3)

(4)

______________________

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Bethany Maryland Portfolio (cont.)

(1)

Aggregate Appraised Value:

$178,300,000

(as of 11/10/2006)

Cut-Off Date LTV:

84.4%

(3)

U/W NCF:

$9,256,664

U/W NCF DSCR:

1.06x

Ownership Interest:

Fee

Reserves:

Upfront reserves in the amounts of $15,140,000 for renovations, $3,700,000 for minimum interest payments on the Junior Component of the Bethany Maryland Portfolio Mortgage Loan, $1,960,000 for working capital

purposes and $500,000 for required repairs. On-going reserves for taxes and insurance.   On-going monthly

reserves in the amount of $33,063 for replacements beginning 12/11/2008.

Lockbox:

Soft

Defeasance/Prepayment:

Defeasance permitted in whole only beginning two years after securitization.   Prepayment without penalty

permitted three months prior to maturity date.

Partial Release of Properties:

No

Substitution of Properties:

No

Guaranty:

Limited interest and/or payment guarantees from the Sponsor and certain other principals of the borrowers.

Mezzanine Debt:

$1,500,000 mezzanine financing co-terminus with the Bethany Maryland Portfolio Mortgage Loan and subject to an intercreditor agreement which complies with rating agency guidelines.

Aggregate of the as-is appraised values based on individual appraised values of $55,700,000 for Willow Lake Apartments, $42,200,000 for Quail Hollow Apartments, $40,900,000 for Woodhill
Apartments as of 11/10/2006, and $39,500,000 for Seneca Bay Apartments as of 11/6/2006.   The aggregate stabilized appraised value as of 11/1/2009 (for Willow Lake Apartments, Quail Hollow
Apartments and Woodhill Apartments), and as of 7/1/2008 (for Seneca Bay Apartments) is $208,100,000 based on proposed rents achieved upon completion of property renovations.   The individual
stabilized appraised values are  $67,700,000 for Willow Lake Apartments, $48,800,000 for Quail Hollow Apartments, $48,000,000 for Woodhill Apartments, and $43,600,000 for Seneca Bay
Apartments.

2.

Based on the Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the Junior Component thereof. The Cut-Off Date LTV for the entire Bethany Maryland Portfolio

Mortgage Loan is 103.1%.  Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the

Junior Component thereof is 72.3% and for the entire Bethany Maryland Portfolio Mortgage Loan is 88.4%.

3.

Reflects aggregate in-place U/W NCF.  Projected aggregate U/W NCF based on assumed market vacancy of 5.5% rather than the in-place vacancy of 11.7% is $10,332,061.

4.

Calculated based on aggregate in-place U/W NCF and the initial rate of 5.7289% per annum during the accrual period through 12/10/2008 for the Senior Component of the Bethany Maryland Portfolio

Mortgage Loan without regard to the Junior Component thereof.  The U/W NCF DSCR for the entire Bethany Portfolio Mortgage Loan based on the aggregate in-place U/W NCF and the initial rate of
5.7289% for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan and a minimum pay rate of 5.0% for the Junior Component of the Bethany Maryland Portfolio Mortgage Loan is
0.89x.

The U/W NCF DSCR calculated based on the aggregate projected U/W NCF (as described in footnote (4) above) and based on the initial rate of 5.7289% per annum for the Bethany Maryland Portfolio
Senior Component without regard to the Junior Component thereof is 1.18x.   The aggregate projected U/W NCF DSCR of the entire Bethany Maryland Portfolio Mortgage Loan (which includes
$357,012 of accrued interest on the Junior Component of the Bethany Maryland Portfolio Mortgage Loan as of the Cut-Off Date) based on the initial rate of 5.7289% for the Senior Component of the
Bethany Maryland Portfolio Mortgage Loan and a minimum pay rate of 5.0% for the Junior Component of the Bethany Maryland Portfolio Mortgage Loan is 0.99x.

65

1.

5.

(2)

(4)(5)

______________________

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

1166 Avenue of the Americas

Purpose:

Acquisition

Cut-Off Date Balance:

$110,000,000

Loan Per Square Foot:

$588

Interest Rate:

5.568% per annum

Maturity Date:

1/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

Edward J. Minskoff Equities, Inc.

Property:

Commercial condominium units on floors

2-6  totaling

187,106 square  feet  and  an

11.086% share of

condominium common elements in a 45-story Class A office building with a total of approximately 1,725,828 square feet of net rentable area

Property Manager:

Edward J. Minskoff Equities, Inc., an affiliate of the borrower

Location:

New York, NY

Year Built:

1974; renovated 2003

Occupancy:

100.0% (as of 12/5/2006)

66

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

1166 Avenue of the Americas (cont.)

Approx.

% Total

% Total Base

Rent

Lease

Major Tenants:         Tenant

Square Feet

Square Feet

Revenues

PSF

Ratings

Expiration Date

D.E. Shaw & Company

112,270

60.0%

60.8%

$61.00

NR

3/30/2017

Sprint Communications

37,418

20.0%

18.6%

$56.00

BBB+/BBB

1/31/2017

Christian & Timbers

37,418

20.0%

20.6%

$62.00

NR

8/31/2017

Rollover Schedule:

Approximate Expiring

As % of Total

Cumulative % of Total

Approximate Expiring

As % of Total Base

Cumulative % of Total

Year

Square Feet

Square Feet

Square Feet

Base Revenues

Revenues

Base Revenues

2007

0

0.0%

0.0%

$0

0.0%

0.0%

2008

0

0.0

0.0%

0

0.0

0.0%

2009

0

0.0

0.0%

0

0.0

0.0%

2010

0

0.0

0.0%

0

0.0

0.0%

2011

0

0.0

0.0%

0

0.0

0.0%

2012

0

0.0

0.0%

0

0.0

0.0%

2013

0

0.0

0.0%

0

0.0

0.0%

2014

0

0.0

0.0%

0

0.0

0.0%

2015

0

0.0

0.0%

0

0.0

0.0%

2016

0

0.0

0.0%

0

0.0

0.0%

2017 and beyond

187,106

100.0

100.0%

11,263,794

100.0

100.0%

Vacant

0

0.0

100.0%

0

-

-

Total

187,106

100.0%

$11,263,794

100.0%

1.

Ranked by approximate total square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

The D.E. Shaw & Company lease provides for a one-time right to terminate the lease effective 3/30/2011 upon 18 months notice accompanied by a payment of a lease termination fee.

6.

The Sprint Communications lease provides for one, five-year renewal option at fair market value.

7.

Based on in-place underwritten base rental revenues.

67

(5)

(6)

(4)

(2)

(3)

(1)

(7)

(7)

(7)

______________________

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

1166 Avenue of the Americas (cont.)

Appraised Value:

$145,000,000 (as of 12/1/2006)

Cut-Off Date LTV:

75.9%

(1)

U/W NCF:

$6,617,930

U/W NCF DSCR:

1.07x

Ownership Interest:

Fee

Reserves:

Upfront reserves in the amounts of $6,648,710 for unfunded tenant obligations, $3,503,594 for free rent and $332,580 for capital expenditures.   On-going reserves for taxes, insurance and capital expenditures.   Monthly reserves for condominium assessments if assessments are paid on a basis less frequently than monthly. Springing reserves in the aggregate amount of up to $5,000,000 during 2015-2016 when tenant leases enter renewal period or notice is given that a tenant lease shall not be renewed.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Mezzanine Debt:

Future mezzanine financing permitted subject to certain conditions including combined DSCR (including mezzanine financing) of at least 1.00x and delivery of an intercreditor agreement that complies with rating agency guidelines.

Guaranty:

A guaranty of payment up to $22,000,000 has been provided by Edward J. Minskoff.   The guaranty shall be reduced from time to time based on increases in DSCR and shall be released in full upon a DSCR of 1.32x or greater for two consecutive calendar quarters.

1.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed contractual rent steps and other operating assumptions based on 2013 proforma of stabilized operations is $7,028,345.

2.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.568% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF (described in footnote (1) above) is 1.13x.

68

(2)

______________________

Investment Grade and Significant Mortgage Loans

Bethany Houston Portfolio

Purpose:

Acquisition

(1)

Cut-Off Date Balance:

$102,280,000

(1)

Loan Per Unit:

$41,935

Interest Rate:

6.0165%     per annum

Maturity Date:

12/11/2011

Term to Maturity:

5 years

Amortization:

Interest Only

Sponsor:

Bethany Holdings Group, LLC

Portfolio of eight garden-style apartment complexes with an aggregate of 2,439 residential units (1,052 one-bedroom units, 1,168 two-bedroom units, 191 three-bedroom units and 28 four-bedroom units)

Property:

Property Manager:

The Bethany Management Group, LLC, an affiliate of the borrower

Location:

Houston, TX (Sendera Briargrove Apartments, Sendera Westway Apartments, Wyndham Oaks Apartments, Sendera Woodbridge Apartments, Sendera at Champion Forest Apartments, Sendera Memorial Apartments and Sendera Park Apartments); Stafford, TX (Sendera Sugar Ridge Apartments)

Year Built:

Sendera Briargrove Apartments: 1972, renovated 2003; Sendera Westway Apartments: 1971, renovated 2003; Sendera Sugar Ridge Apartments: 1985, 1997, renovated 2003; Wyndham Oaks Apartments: 1977, renovated 2003; Sendera Woodbridge Apartments: 1984, renovated 2003; Sendera at Champion Forest Apartments: 1971, renovated  2003; Sendera Memorial Apartments:  1969, renovated  2003; Sendera Park Apartments:  1970, renovated 2003.

Occupancy:

87.3%     (as of 12/1/2006)

(3)

Reflects the Bethany Houston Portfolio Mortgage Loan which is part of the Bethany Houston Portfolio Loan Combination totaling $122,103,258.   The Bethany Houston Portfolio Loan Combination includes two subordinate non-trust loans: a B Note with a Cut-Off Date Balance of $18,447,351 (including $347,351 of accrued interest) and a C Note with a Cut-Off Date Balance of $1,375,907 (including $25,907 of accrued interest).

The interest rate is for the Bethany Houston Portfolio Mortgage Loan and accrues interest at a rate of 6.0165% per annum through and including the accrual period expiring 12/10/2008. From and after the accrual period ending 12/11/2008, the interest rate for the Bethany Houston Portfolio Mortgage Loan is 6.2665% per annum.   The interest rates for the Bethany Houston Portfolio B Note is 11.09%, provided, however the minimum current pay rate is 0.0% through and including the payment date in June 2007.   From and after the payment date in July 2007 through and including the payment date in December 2007, the minimum current pay rate is 6.0% and 7.0% thereafter with any unpaid interest accrued and capitalized to the principal balance of the Bethany Houston Portfolio Non-Trust Loans.  There is no minimum current pay rate on the Bethany Houston Portfolio C Note throughout the term of the loan.

Weighted average based on the number of units and 82.4% occupancy for Sendera Briargrove, 91.5% occupancy for Sendera Westway, 90.0% occupancy for Sendera Sugar Ridge, 91.0% occupancy for Wyndham Oaks, 85.7% occupancy for Sendera Woodbridge, 88.9% occupancy for Sendera at Champion Forest, 92.5% occupancy for Sendera Memorial and 83.4% occupancy for Sendera Park.

69

Investment Grade and Significant Mortgage Loans

(2)

1.

2.

3.

______________________

Investment Grade and Significant Mortgage Loans

Bethany Houston Portfolio (cont.)

(1)

Aggregate Appraised Value:

$117,800,000

(as of 11/21/2006 and 11/27/2006)

Cut-Off Date LTV:

86.8%

(3)

U/W NCF:

$7,740,683

U/W NCF DSCR:

1.24x

Ownership Interest:

Fee

Reserves:

Upfront reserves in the amounts of $9,590,000 for renovations, $900,000 for required repairs and $870,000 for working capital.  On-going reserves for taxes and insurance.  On-going reserves for replacements in the amount of $50,812 per month beginning 12/11/2008.

Lockbox:

Soft

Defeasance/Prepayment:

Defeasance permitted two years after securitization.   Prepayment without penalty permitted three months prior to maturity date.

Partial Release of Properties:

No

Substitution of Properties:

No

Guaranty:

Limited interest and/or payment guarantees from the Sponsor and certain principals of the borrower.

Mezzanine Debt:

Unfunded mezzanine facility in the amount of up to $7,750,000.

Aggregate of the as-is appraised values based on individual appraised values of $24,900,000 for Sendera Briargrove Apartments, $17,300,000 for Sendera Westway Apartments, $16,900,000 for Sendera Sugar Ridge Apartments, $16,350,000 for Wyndham Oaks Apartments, $15,000,000 for Sendera Woodbridge Apartments, $10,350,000 for Sendera at Champion Forest Apartments, $9,350,000 for Sendera Memorial Apartments and $7,650,000 for Sendera Park Apartments.   The aggregate stabilized appraised value as of November 2009 is $146,750,000 based on proposed rents achieved upon completion of property renovations.

2.

Based on the Bethany Houston Portfolio Mortgage Loan only. The Cut-Off Date LTV for the entire Bethany Houston Portfolio Loan Combination is 103.7% based on a current loan balance of $122,103,258 for the entire Bethany Houston Portfolio Loan Combination.  Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Bethany Houston Portfolio Mortgage Loan is 69.7% and for the entire Bethany Houston Portfolio Loan Combination is 83.2%.

3.

Reflects aggregate in-place U/W NCF.

4.

Calculated based on aggregate in-place U/W NCF and the initial rate of 6.0165% per annum during the accrual period for the Bethany Houston Portfolio Mortgage Loan without regard to the Bethany Houston Portfolio Non-Trust Loans.  The aggregate in-place U/W NCF DSCR of the entire Bethany Houston Portfolio Loan Combination (which includes $347,351 and $25,907 of accrued interest on the Bethany Houston Portfolio B Note and C Note, respectively, as of the Cut-Off Date, based on the initial rate of 6.0165% per annum for the Bethany Houston Portfolio Mortgage Loan, a minimum pay rate of 7.0% for the Bethany Houston Portfolio B Note and no minimum pay rate for the Bethany Houston Portfolio C Note is 1.03x.

70

Investment Grade and Significant Mortgage Loans

(2)

(4)

1.

______________________

Investment Grade and Significant Mortgage Loans

Lembi Portfolio

Purpose:

Refinance

(1)

Cut-Off Date Balance:

$85,600,000

(2)

Loan Per Unit:

$244,406

Interest Rate:

6.510% per annum

Maturity Date:

12/11/2011

Term to Maturity:

5 years

Amortization:

Interest Only

Frank E. Lembi, Olga Lembi Residual Trust, Walter R. Lembi, The Walter and Linda Lembi Family Trust, David M. Raynal, David M. Raynal Revocable Trust, Ralph Dayan, RMSV Equities, LLC, Billie Z. Salevouris, The Billie Salevouris Revocable Trust

Sponsor:

The portfolio is comprised of five loans consisting of 19 multifamily properties with commercial space.   There are a total of 446 units including four commercial units.   The multifamily unit mix is comprised of 184 studio units, 190 one-bedroom units, 67 two-bedroom units, and 1 three-bedroom unit.

Property:

Property Manager:

Self-managed by borrowers

Location:

San Francisco, CA

Year Built:

1906-1976; renovated as units turn over

Occupancy:

97.0% (11/21/2006)

(2)

The Lembi Portfolio consists of five cross-collateralized and cross-defaulted loans: Trophy Properties Portfolio ($49,400,000, 12 properties), Prime Apartment Properties Portfolio ($13,600,000,four properties), 325 9th Avenue ($1,600,000, one property), 2238 Hyde Street ($10,800,000, one property) and 737 Pine Street ($10,200,000, one property).

Calculated as a weighted average based on allocated loan balance and includes commercial units.

71

Investment Grade and Significant Mortgage Loans

2.

1.

______________________

Investment Grade and Significant Mortgage Loans

Lembi Portfolio (cont.)

Appraised Value:

$139,200,000 (11/10/2006)

Cut-Off Date LTV:

61.8%

U/W NCF:

$6,774,039

Cut-Off Date U/W DSCR:

1.20x

Ownership Interest:

Fee

Release of Properties:

Yes

Reserves:

On-going monthly reserves for real estate taxes, insurance and capital expenditures.  In addition, during a sweep period, the borrower is required to make monthly deposits into the operating expense fund.

Lockbox:

Soft

Prepayment/Defeasance:

Defeasance permitted beginning two years after securitization.   Prepayment without penalty permitted 90 days prior to maturity date.

Mezzanine Debt:

$23,600,000 full-recourse mezzanine financing which is co-terminus with the first mortgage loans and is subject to an intercreditor agreement that complies with rating agency guidelines.

Recourse:

The loans are initially 100% full-recourse to the borrower and its sponsors. Combined with the mezzanine debt of $23,600,000, the total loan amount is $109,200,000. The recourse on $85,600,000 of the loans is to be released when the entire $109,200,000 (first mortgage and mezzanine) loan amount achieves a DSCR of at least 1.20x based on the trailing 12-month underwritten net cash flow, a 30-year amortization schedule and the actual interest rate of the first mortgage loans (standard carveouts thereafter).

1.

Aggregate of the appraised values of the 19 properties securing the five loans included in the Lembi Portfolio.

2.

Calculated as a weighted average based on allocated loan balances.

3.

Calculated based on interest only payments based on the interest rate of 6.510% calculated on an Actual/360 day basis.

4.

Multifamily and commercial rents are collected by the related borrowers and deposited into a lockbox account pledged to the lender.  Prior to the occurrence of a sweep event, funds in the lockbox are transferred daily to the applicable borrower’s operating account.  Upon the occurrence of a sweep event, funds in the lockbox account are swept daily to a deposit account controlled by the lender.

A non-consolidation opinion was not obtained for the Lembi Portfolio loans because the loans are fully recourse to the principals until certain conditions are satisfied.

72

Investment Grade and Significant Mortgage Loans

(1)

(2)

(2) (3)

(4)

(5)

5.

______________________

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Top Ten Loans

Top Ten Loan Characteristics

Percent of

Cut-Off Date

Cut-Off

Property

Number of

Cut-Off Date

Initial

U/W NCF

S&P /

Name

U/W NCF

Date

LTV(3)

Type

Properties

Balance

Mortgage Pool

DSCR(2)

Fitch(4)

DSCR(1)

LTV(3)

Balance

State Street Building (A-2 Note)

Office

1

$362,000,000

9.7%

1.15x

1.15x(5)

87.2%(6)

NR

(7)

1745 Broadway

Office

1

340,000,000

9.2

1.17

1.17

64.8

NR

(8)

(9)

(10)

Westfield San Francisco Emporium (A Note)

1

300,000,000

8.1

1.64

1.64

48.2

BBB-/BBB+

Regional Mall

(11)

International Square

Office

1

270,000,000

7.3

1.53

1.53

40.4

BBB-/BBB-

(12)

Tishman Speyer DC Portfolio I

Office

4

217,000,000

5.8

1.60

1.60

38.8

BBB-/BBB-

Bethany Maryland Portfolio

(13) (14)

(15)

Multifamily

4

150,400,000

4.1

1.06

1.06

84.4

NR

(Senior Component)

(16)

(17)

(18)

Extendicare Portfolio (A-2 Note)

Healthcare

82

125,000,000

3.4

3.31

2.72

63.7

AAA/AAA

(19)

1166 Avenue of the Americas

Office

1

110,000,000

3.0

1.07

1.07

75.9

NR

(20)

(21)

Bethany Houston Portfolio (A Note)

Multifamily

8

102,280,000

2.8

1.24

1.24

86.8

NR

(22)

(24)

Lembi Portfolio

Multifamily

19

85,600,000

2.3

1.20

1.20 (22)(23)

61.8

NR

Total/Weighted Average:

-

122

$2,062,280,000

55.5%

1.45x

1.41x

63.3%

-

See footnotes on next page.

73

______________________

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Top Ten Loans (cont.)

______________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related appraised value.

4.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that
Mortgage Loan are consistent with the obligations that are so rated.

5.

Calculated based on U/W NCF and interest-only payments based on an interest rate of 5.659% calculated on an Actual/360 day basis.

6.

Based on the entire State Street Building Loan Combination of $775,000,000.

7.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.680% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.43x.

8.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 6.046% calculated on an Actual/360 day basis and without regard to the Westfield San Francisco Emporium Non-Trust Loans.
The U/W NCF DSCR for the Westfield San Francisco Emporium Mortgage Loan based on the projected U/W NCF and without regard to the Westfield San Francisco Emporium Non-Trust Loans is 1.81x. The U/W NCF DSCR
based on the projected U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.26x.

9.

The U/W NCF DSCR for the entire Westfield San Francisco Emporium Loan Combination calculated based on interest-only payments based on an interest rate of 6.046% for the Westfield San Francisco Emporium Mortgage Loan and a weighted average interest rate of 5.80433% for the Westfield San Francisco Non-Trust Loans calculated on an Actual/360 day basis is 1.14x.  The U/W NCF DSCR for the entire Westfield San Francisco Emporium Loan Combination based on the projected U/W NCF is 1.26x.

10.

Based on the Cut-Off Date Balance of the Westfield San Francisco Emporium Mortgage Loan, without regard to the Westfield San Francisco Emporium Non-Trust Loans.  The Cut-Off Date LTV of the entire Westfield San Francisco Emporium Loan Combination is 69.9%.  The Cut-Off Date LTV of the Westfield San Francisco Emporium Mortgage Loan based on the stabilized appraised value without regard to the Westfield San Francisco Emporium Non-Trust Loan, is 46.9%.  The Cut-Off Date LTV of the entire Westfield San Francisco Emporium Loan Combination based on the stabilized appraised value is 68.0%.

11.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.372% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.95x.

12.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.435% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on the projected U/W NCF is 1.88x.

13.

Calculated based on aggregate in-place U/W NCF and interest-only payments based on the initial rate of 5.7289% per annum during the accrual period through 12/10/2008 for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the Junior Component thereof.  The U/W NCF DSCR for the entire Bethany Portfolio Mortgage Loan based on the aggregate in-place U/W NCF and interest-only payments based on the initial rate of 5.7289% for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan and a minimum pay rate of 5.0% for the Junior Component of the Bethany Maryland Portfolio Mortgage Loan is 0.89x.

14.

The U/W NCF DSCR calculated based on the aggregate projected U/W NCF and based on the initial rate of 5.7289% per annum for the Bethany Maryland Portfolio Senior Component without regard to the Junior Component thereof is 1.18x.   The aggregate projected U/W NCF DSCR of the entire Bethany Maryland Portfolio Mortgage Loan based on the initial rate of 5.7289% for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan and a minimum pay rate of 5.0% for the Junior Component of the Bethany Maryland Portfolio Mortgage Loan is 0.99x.

15.

Based on the Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the Junior Component thereof. The Cut-Off Date LTV for the entire Bethany Maryland Portfolio Mortgage Loan is 103.1%.  Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Senior Component of the Bethany Maryland Portfolio Mortgage Loan without regard to the Junior Component thereof is 72.3% and for the entire Bethany Maryland Portfolio Mortgage Loan is 88.4%.

16.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

17.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and annual debt constant of 8.2172065% commencing with payment date in December 2009.

18.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

19.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.568% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.13x.

20.

Calculated based on aggregate in-place U/W NCF and the initial rate of 6.0165% per annum during the accrual period for the Bethany Houston Portfolio Mortgage Loan without regard to the Bethany Houston Portfolio Non-Trust Loans.  The aggregate in-place U/W NCF DSCR of the entire Bethany Houston Portfolio Loan Combination (which includes $347,351 and $25,907 of accrued interest on the Bethany Houston Portfolio B Note and C Note, respectively) based on the initial rate of 6.0165% per annum for the Bethany Houston Portfolio Mortgage Loan, a minimum pay rate of 7.0% for Bethany Houston Portfolio B-Note and no minimum current pay rate for the Bethany Houston Portfolio C Note is 1.03x.

21.

Based on the Bethany Houston Portfolio Mortgage Loan only. The Cut-Off Date LTV based on the entire Bethany Houston Portfolio Loan Combination is 103.7%.   Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Bethany Houston Portfolio Mortgage Loan is 69.7% and for the entire Bethany Houston Portfolio Loan Combination is 83.2%.

22.

Calculated as a weighted average based on allocated loan balances.

23.

Calculated based on interest only payments based on the interest rate of 6.510% calculated on an Actual/360 day basis.

24.

Calculated based on the aggregate of the appraised values of the nineteen properties securing the five loans included in the Lembi Portfolio.

74

Investor Reporting

Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

Name of Report

Description (information provided)

1

Distribution Date Statements

Principal and interest distributions, principal balances

2

Mortgage Loan Status Report

Portfolio stratifications

3

Comparative Financial Status Report

Revenue, NOI, DSCR to the extent available

4

Delinquent Loan Status Report

Listing of delinquent Mortgage Loans

5

Historical Loan Modification & Corrected Mortgage Loan Report

Information on modified Mortgage Loans

6

Historical Liquidation Report

Net liquidation proceeds and realized losses

7

REO Status Report

NOI and value of REO

8

Servicer Watch List

Listing of loans in jeopardy of becoming specially serviced

9

Loan Payoff Notification Report

Listing of loans that have given notice of intent to payoff

75

Timeline

Timeline

Timeline

Date

Event

Week of February 5, 2007

Structural & Collateral Term Sheets Available  /

Preliminary  Prospectus  Supplement  Available /

Road Shows / Investor Calls  / Presale Reports

Available on Rating Agency Websites

Week of February 12, 2007

Pricing

Week of February 26, 2007

Closing

76